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        FIRST AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


                          by and among


                     AT&T WIRELESS PCS LLC,

                     CASH EQUITY INVESTORS,

                    MANAGEMENT STOCKHOLDERS,

                      INDEPENDENT DIRECTORS

                               and

                    TRITON PCS HOLDINGS, INC.

                  dated as of October 27, 1999



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                      TABLE OF CONTENTS

                                                             Page

1.   Certain Definitions 2

2.   Restated Certificate and Restated Bylaws                  14

3.   Management of Company                                     14
     3.1   Board of Directors                                  14
     3.2   [Intentionally Omitted]                             15
     3.3   [Intentionally Omitted]                             15
     3.4   [Intentionally Omitted]                             15
     3.5   [Intentionally Omitted]                             15
     3.6   [Intentionally Omitted]                             15
     3.7   Transactions between the Company and the
           Stockholders or their Affiliates                    16
     3.8   Executive Committee                                 16
     3.9   Voting Agreements and Voting Trusts                 16
     3.10  Additional Capital Contributions                    16
     3.11  Series A Preferred Director                         16

4.   Transfers of Shares                                       17
     4.1   General                                             17
     4.2   Right of First Offer                                18
     4.3   Rights of Inclusion                                 19
     4.4   Right of First Negotiation                          22
     4.5   Additional Conditions to Permitted Transfers        23
     4.6   Representations and Warranties                      23
     4.7   Stop Transfer                                       23

5.   Registration Rights                                       24

6.   Disqualifying Transactions                                37
     6.1   Company Conversion Rights                           37
     6.2   Joint Marketing Right                               38

7.   Additional Rights and Covenants                           39
     7.1   [Intentionally Omitted]                             39
     7.2   [Intentionally Omitted]                             39
     7.3   Access.  39
     7.4   Merger, Sale or Liquidation of the Company.         40
     7.5   Wholly-Owned Subsidiaries                           41
     7.6   [Intentionally Omitted]                             41
     7.7   Confidentiality                                     41
     7.8   [Intentionally Omitted]                             42
     7.9   AT&T PCS Retained Licenses                          42
     7.10  Regulatory Cooperation                              42
     7.11  Permitted Transactions                              42

8.   Operating Arrangements                                    43
     8.1   Construction of Company Systems                     43
     8.2   Service Features                                    44
     8.3   Quality Standards                                   44
     8.4   No Change of Business                               44
     8.5   Preferred Provider                                  45
     8.6   Exclusivity                                         45
     8.7   Other Business; Duties; Etc                         47
     8.8   Acknowledgments and Termination of Exclusivity      47
     8.9   Equipment, Discounts and Roaming                    48
     8.10  ANS Agreement                                       48
     8.11  Resale Agreements                                   49
     8.12  Non-Solicitation                                    49
     8.13  Co-Location                                         50

9.   After-Acquired Shares; Recapitalization                   50
     9.1   After Acquired Shares; Recapitalization             50
     9.2   Amendment of Restated Certificate                   50

10.  Share Certificates                                        51
     10.1  Restrictive Endorsements; Replacement Certificates  51
     10.2  Lost or Destroyed Certificates                      51

11.  Equitable Relief                                          52

12.  Miscellaneous                                             52
     12.1  Notices.                                            52
     12.2  Entire Agreement; Amendment; Consents               54
     12.3  Term                                                54
     12.4  Survival                                            55
     12.5  Waiver.                                             55
     12.6  Obligations Several                                 56
     12.7  Governing Law.                                      56
     12.8  Dispute Resolution                                  56
     12.9  Benefit and Binding Effect; Severability            59
     12.10 Amendment of Bylaws                                 59
     12.11 Authorized Agent of AT&T PCS                        59
     12.12 FCC Approval                                        59
     12.13 Expenses                                            60
     12.14 Attorneys Fees                                      60
     12.15 Headings                                            60
     12.16 Counterparts                                        60



                 LIST OF SCHEDULES AND EXHIBITS

Schedules

Schedule I     Cash Equity Investors
Schedule II    Management Stockholders and Independent Directors
Schedule III   Stockholders
Schedule IV    Core Service Features
Schedule V     Minimum Build-Out Plan
Schedule VI    PCS Territory
Schedule VII   TDMA Quality Standards
Schedule VIII  [Intentionally Omitted]
Schedule IX    Capital Budgets

Exhibits

Exhibit A Restated Bylaws
Exhibit B Restated Certificate
Exhibit C Form of Advanced Network Services Agreement
Exhibit D Form of Resale Agreement


        FIRST AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

     FIRST AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of October 27, 1999 (this Agreement), by and among AT&T WIRELESS PCS LLC, a Delaware limited liability company and successor to AT&T Wireless PCS Inc., a Delaware corporation (together with its Affiliated Successors, AT&T PCS), the investors listed on
Schedule I (individually, each a Cash Equity Investor and, collectively, with any of its Affiliated Successors, the Cash Equity Investors), the individuals listed on Schedule II (individually, each a Management Stockholder and, collectively, the Management Stockholders), the individuals listed on Schedule II (individually, an Independent Director and collectively, the Independent Directors), and Triton PCS Holdings, Inc., a Delaware corporation (the Company). Each of the foregoing Persons, together with all other Persons who, in connection with a Transfer (as hereinafter defined) are required to become a party to this Agreement (other than the Company) are sometimes referred to herein, individually, as a Stockholder and, collectively, as the Stockholders.

                            RECITALS

     WHEREAS, the Company and the Stockholders are parties to that certain Stockholders Agreement dated as of February 4, 1998, as amended (as so amended, the Original Stockholders Agreement);

     WHEREAS, the Company is anticipated to consummate in the near future an initial public offering (IPO) of 10,000,000 (plus, if the underwriters of the IPO exercise the over-allotment option granted to them by the Company, up to an additional 1,500,000) shares of its Class A Common Stock (as hereinafter defined);

     WHEREAS, the total number of authorized shares of all classes of stock (Company Stock) that the Company has the authority to issue is 650,000,000, consisting of (a) 70,000,000 shares of preferred stock, par value $0.01 per share (the Preferred Stock), of which (i) 1,000,000 shares are designated Series A Convertible Preferred Stock (the Series A Preferred Stock), (ii) 50,000,000 shares are designated Series B Preferred Stock (the Series B Preferred Stock), (iii) 3,000,000 shares are designated Series C Convertible Preferred Stock (the Series C Preferred Stock), and (iv) 16,000,000 shares are designated Series D Convertible Preferred Stock (the Series D Preferred Stock) and (b) 580,000,000 shares of common stock, par value $0.01 per share (the Common Stock), of which (i) 520,000,000 shares are designated Class A Common Stock (the Class A Common Stock), and (ii) 60,000,000 shares are designated Class B Non-Voting Common Stock (the Class B Non-Voting Common Stock);

     WHEREAS, upon consummation of the IPO each Stockholder will be the registered owner of the respective shares of Company Stock set forth opposite its name on Schedule III;

     WHEREAS, the parties desire to enter into this Agreement in order to (a) amend and restate as hereinafter set forth the Original Stockholders Agreement, (b) to enter into certain agreements regarding the management of the Company and (c) to impose certain restrictions with respect to the sale, transfer or other disposition of Company Stock on the terms and conditions hereinafter set forth; and

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

     1.   Certain Definitions.

     Act shall have the meaning set forth in Section 10.1(a).

     Adopted Service Features shall mean the Core Service
Features and additional service features that are adopted by the Companys PCS Systems in accordance with the terms of Section 8.2.

     Advice shall have the meaning set forth in Section
5(d)(xvii).

     Affiliate shall mean, with respect to any Person other than a natural person, any other Person that, either directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with such Person and, with respect to any natural Person, any trust for the exclusive benefit of such natural Person and/or any member of such natural Persons Immediate Family in which such Person is the sole trustee thereof; provided, however, for purposes of Section 8.6, Affiliate shall not include (x) Persons who conduct business in the Territory in whom a Cash Equity Investor or any of their respective Affiliates had made an investment or held securities on February 4, 1998 in the ordinary course of their business, or any such Person who conducts business in the Territory in whom a Cash Equity Investor or any of their respective Affiliates made an investment after February 4, 1998 or makes an investment after the date hereof if such Cash Equity Investor or Affiliate thereof controls such Person on a temporary basis where reasonably necessary to protect its investment, or any Person who serves as an officer, director or is a partner of any such Person who is affiliated with a Cash Equity Investor, or (y) The Chase Manhattan Bank, The Toronto Dominion Bank, Morgan Guaranty Trust Company of New York and First Union Corporation. As used in this Agreement, control, controlled or controlling shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Affiliated Successor shall mean, with respect to any Person, an Affiliate thereof that is a transferee or a successor in interest to any or all of such Persons Company Stock and that is required to become a party to this Agreement in accordance with the terms hereof; provided, however, that, for purposes of
Section 4, with respect to any Cash Equity Investor, Affiliated Successor shall also include partners, limited partners or members of a Cash Equity Investor that are transferees of Company Stock pursuant to distributions in accordance with the partnership agreement or operating agreement of such Cash Equity Investor.

     Agreement shall have the meaning set forth in the preamble.

     Arbitration Rules shall have the meaning set forth in
Section 12.8(d).

     AT&T Licensee shall mean any Person that owns FCC licenses to provide Commercial Mobile Radio Service, which Person is authorized to provide any such services using the phrase Member, AT&T Wireless Services Network or other service marks of AT&T Corp.

     AT&T PCS shall have the meaning set forth in the preamble.

     AT&T PCS Contributed Licenses shall mean, collectively, (i) the License(s) defined as the AT&T PCS Contributed Licenses in the Securities Purchase Agreement (other than the License(s) defined as the Cumberland/Hagerstown Exchanged License in the License Exchange and Acquisition Agreement), (ii) the License(s) defined as the AT&T PCS Contributed License in the Norfolk Purchase Agreement, and (iii) the License(s) defined as the AT&T PCS Transferred License in the License Exchange and Acquisition Agreement.

     AT&T PCS Retained Licenses shall mean, collectively, (i) the License(s) defined as the AT&T PCS Retained Licenses in the Securities Purchase Agreement, (ii) the License(s) defined as the AT&T PCS Retained License in the Norfolk Purchase Agreement, and
(iii) the Licenses defined as the Cumberland/Hagerstown License and the AT&T PCS Retained License in the License Exchange and Acquisition Agreement.

     AWS shall mean AT&T Wireless Services, Inc., a Delaware corporation.

     Beneficially Own shall have the meaning set forth in Rule
13d-3 of the Exchange Act.
     Board of Directors shall mean the Board of Directors of the Company.

     BTA shall mean a geographic area established by the Rand McNally 1992 Commercial Atlas & Marketing Guide, 123rd Edition, pp. 3839, as modified by the FCC to form the initial geographic area of license for the C, D, E and F blocks of broadband PCS spectrum as defined in Section 24.202 of the FCCs rules.

      Business shall mean the business of (a) owning, constructing and operating systems to provide Company Communications Services on frequencies licensed to the Company for Commercial Mobile Radio Services pursuant to the Licenses as described on Schedule XII; (b) providing to end-users and resellers, solely within the Territory, Company Communications Services available on such systems, (c) providing in connection with such Company Communications Services, solely within the Territory, the Adopted Service Features and (subject to the immediately following sentence) telecommunications services incidental or ancillary to such Company Communications Services (including, by way of example, bundling additional telecommunications services with Company Communications Services), and (d) marketing and offering the services and features described in clauses (b) and (c) within the Territory, including advertising such services and features using broadcast and other media, so long as such advertising extends beyond the Territory only when and to the extent necessary to reach customers and potential customers in the Territory. The activities described in clauses (a) and (b) shall be the indispensable requisite, and primary business, of the Company and, to the extent the Company provides telecommunications services incidental or ancillary thereto, the Company and its Subsidiaries shall be only the agent or reseller for the provider thereof and shall not own or lease the facilities used to provide such services, except that (i) the Company may own or lease facilities that, in the aggregate, do not have a purchase price to the Company and its Subsidiaries in excess of $10 million, and the Company may be a facilities based provider of services using such facilities, and (ii) after completion of the Minimum Build Out Plan and certification that Company Systems meet the TDMA Quality Standards, the amount of $10 million set forth in clause
(i) hereof shall be increased to $100 million.

     Cash Equity Investors shall have the meaning set forth in the preamble.

     Cellular System shall mean a cellular mobile radio telephone system constructed and operated in a metropolitan statistical area as defined by the FCC or a rural service area as defined by the FCC (or any successor territorial designation or subdivision thereof authorized by the FCC) exclusively using the 824 MHZ to 894 MHZ frequencies pursuant to a License therefor issued by the FCC.

     Cellular Territory shall mean the geographic area in respect of which the Company acquires Permitted Cellular Licenses.

     Class A Common Stock shall have the meaning set forth in the third recital.

     Class B Non-Voting Common Stock shall have the meaning set forth in the third recital.

     Closing Agreement shall have the meaning set forth in
Section 12.2(a).

     Commission shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     Common Stock shall have the meaning set forth in the third recital.

     Company shall have the meaning set forth in the preamble.

     Company Asset Sale shall have the meaning set forth in
Section 7.4(a).

     Company Communications Services shall mean mobile wireless telecommunications services (including the transmission of voice, data, image or other messages or content) provided solely within the Territory, initiated or terminated using TDMA and frequencies licensed by the FCC, to or from subscriber equipment that is capable of usage during routine movement throughout the area covered by a cell site and routine handing off between cell sites, and is either intended for such usage or is temporarily fixed to a specific location on a short term basis (e.g., a bank of wireless telephones temporarily installed during a special event of limited duration). Without limiting the foregoing, Company Communications Services shall include wireless office services if such services comply with this definition. Company Communications Services shall also include the transmissions between the Companys cell sites and the Companys switch or switches in the Territory, handing off transmissions at the Companys switch or switches for termination by other carriers, and receiving transmissions to the Companys customers handed off at the Companys switch or switches, in each case for the purpose of facilitating Company Communications Services described in the first sentence.

     Company Merger shall have the meaning set forth in Section
7.4(a).

     Company Sale Notice shall have the meaning set forth in
Section 6.2(a).

     Company Stock shall have the meaning set forth in the third recital.

     Company Systems shall mean the systems owned and operated by the Company to provide Company Communications Services in the Territory.

     Confidential Information shall have the meaning assigned to such term in Section 7.7(a).

     Core Service Features shall mean the service features set forth on Schedule IV.

     CPR shall have the meaning set forth in Section 12.8(c).

     Demand Notice shall have the meaning set forth in Section
5(a)(i).

     Demand Registration shall have the meaning set forth in
Section 5(a)(i).

     Demanding Stockholder shall have the meaning set forth in
Section 5(a)(i).

     Desai shall mean Private Equity Investors III, L.P. and
Equity-Linked  Investors-II.

     Dispute shall have the meaning set forth in Section 12.8(a).

     Disqualifying Transaction shall mean a merger, consolidation, asset acquisition or disposition, or other business combination involving AT&T Corp. (or its Affiliates) and another Person, which other Person (together with its Affiliates) (a) derives from telecommunications businesses annual revenues in excess of five billion dollars (based on its most recently ended fiscal year), (b) derives less than one third of its aggregate revenues from the provision of wireless telecommunications (based on its most recently ended fiscal year for which such information is available), (c) owns FCC Licenses to offer (and does offer) mobile wireless telecommunications services serving more than 25% of the POPs within the Territory, and (d) with respect to which AT&T PCS has given written notice to the Company and the other Stockholders specifying that such merger, consolidation, asset acquisition or disposition or other business combination shall be a Disqualifying Transaction for purposes of this Agreement and the transactions contemplated hereby.

     Employment Agreements shall mean the Employment Agreements dated as of February 4, 1998 between Triton Management Company, Inc., a wholly-owned Subsidiary of the Company, and each of Michael E. Kalogris and Steven R. Skinner, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     Equity Securities shall mean shares of any class or series of common stock or preferred stock, or options, rights, warrants, conversion rights or appreciation rights relating thereto, or any other type of equity security of the Company.

     Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

      FAA shall have the meaning set forth in Section 12.8(e).

      FCC shall mean the Federal Communications Commission or similar regulatory authority established in replacement thereof.

     Federal Arbitration Act shall have the meaning set forth in
Section 12.8(e).

      Final Order shall mean an action or decision that has been granted by the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and
(iv) no appeal is pending including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

     First Offer shall have the meaning set forth in Section 4.2(a).

     First Offer Period shall have the meaning set forth in Section 4.2(b).

     First Offeree shall have the meaning set forth in Section 4.2(a).

     Governmental Authority means a Federal, state or local court, legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

     Immediate Family shall mean an individuals spouse, children
(including adopted children), grandchildren, parents, grandparents, and siblings.

     Inclusion Event shall have the meaning set forth in Section 4.3(a).

     Inclusion Event Offeree shall have the meaning set forth in
Section 4.3(a).

     Inclusion Event Purchaser shall have the meaning set forth in Section 4.3(a).

     Inclusion Notice shall have the meaning set forth in Section 4.3(a).

     Inclusion Stock shall have the meaning set forth in Section 4.3(a).

     Indemnified Party shall have the meaning set forth in Section 5(e)(v).

     Indemnified Stockholder shall have the meaning set forth in
Section 5(e)(i).

     Indemnifying Party shall have the meaning set forth in Section 5(e)(v).

     Independent Director shall have the meaning set forth in thepreamble.

     IPO shall have the meaning set forth in the second recital.

     IPO Date shall mean, in connection with the IPO, the first date on which (a) the Class A Common Stock shall have been registered pursuant to an effective Registration Statement under the Securities Act, (b) the aggregate gross proceeds received by the Company in connection with such Registration Statement(s) equals or exceeds $20 million, and (c) the Class A Common Stock shall be listed for trading on the New York Stock Exchange or the American Stock Exchange or authorized for trading on NASDAQ, including without limitation its National Market System.

     Joint Marketing Period shall have the meaning set forth in
Section 6.2(a).

     JPMI shall have the meaning set forth in Section 3.1(d).

     J.P. Morgan shall have the meaning set forth in Section 3.1(d).

     Law shall mean applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

     License shall mean a license, permit, certificate of authority, waiver, approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

     License Exchange and Acquisition Agreement shall mean the License Exchange and Acquisition Agreement among the Company, Triton PCS License Company L.L.C., and AT&T PCS, dated as of June 8, 1999, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     Liens shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein or encumbrance of any nature whatsoever in respect of such asset.

     Management Stockholder shall have the meaning set forth in the preamble.

     Majority in Interest shall mean, with respect to the Cash
Equity Investors, Persons that Beneficially Own, in the aggregate more than 50% of the aggregate number of shares of Common Stock
Beneficially Owned by all such Persons.

     Majority of the Southeast Region shall mean PCS Systems and Cellular Systems owned by AT&T PCS and its Affiliates covering a majority of the POPs in all such PCS Systems and Cellular Systems in the Southeast Region.

     Majority of the United States shall mean PCS Systems and Cellular Systems owned by AT&T PCS and its Affiliates covering a majority of the POPs in all such PCS Systems and Cellular Systems in the United States.

     Minimum Build-Out Plan shall mean the build-out plan for the Companys PCS Systems set forth on Schedule V hereto.

     Model Procedures shall have the meaning set forth in Section 12.8(c).

     MTA shall mean a geographic area established by the Rand McNally 1992 Commercial Atlas & Marketing Guide, 123rd Edition, pp. 3839, as modified by the FCC to form the initial geographic area of license for the A and B blocks of broadband PCS spectrum as defined in Section 24.202 of the FCCs rules.

     NASD shall mean the National Association of Securities Dealers, Inc.

     NASDAQ shall mean the National Association of Securities
Dealers Automated Quotation System.

     Network Membership License Agreement shall mean the Network Membership License Agreement between Triton Operating and AT&T Corp., dated February 4, 1998, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     Norfolk Purchase Agreement shall mean the Asset Purchase
Agreement between the Company and AT&T PCS dated as of August 20, 1998, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     Offer Notice shall have the meaning set forth in Section 4.2(a).

     Offered Shares shall have the meaning set forth in Section 4.2(a).

     Original Management Stockholders shall mean, collectively, Michael E. Kalogris and Steven R. Skinner.

     Original Stockholders Agreement shall have the meaning set forth in the first recital.

     Overlap Territory shall mean that portion of the Territory in which a Person or its Affiliates (other than AT&T PCS and its Affiliates) that is party to a transaction meeting the description of a transaction set forth in clauses (a), (b) and
(c) of the definition of a Disqualifying Transaction owns an FCC License to offer Commercial Mobile Radio Services.

     PCS System shall mean a mobile communication system constructed and operated in a BTA or a MTA (or any successor territorial designations or subdivision thereof authorized by the
FCC) exclusively using the 1850 MHZ to 1910 MHZ and 1930 MHZ to 1990 MHZ frequencies, or portions thereof, pursuant to a License therefor issued by the FCC.

      PCS Territory shall mean the territory described on
Schedule VI hereto.

     Permitted Cellular License shall have the meaning assigned to such term in Section 7.11(b).

     Permitted Consolidation Transaction shall have the meaning set forth in Section 7.11(a).

     Permitted Merger Participant shall mean an AT&T Licensee that (i) owns one or more FCC Licenses to provide Commercial Mobile Radio Services that were acquired from AT&T PCS or its Affiliates in all or any part of the Knoxville, TN, Memphis, TN, Little Rock, AK, Detroit, MI, St. Louis, MO, Atlanta, GA, Boston, MA, Louisville, KY, Nashville, TN and Columbus, OH MTAs and (ii) on the date of acquisition from AT&T PCS of any such FCC Licenses to provide Commercial Mobile Radio Service referred to in clause (i) hereof, owned FCC Licenses covering at least 8 million POPs, and in which AT&T PCS or its Affiliates has not disposed of more than one-half of its original equity interest therein.

     Person shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust or other legal entity.

     Piggyback Notice shall have the meaning set forth in Section 5(b)(i).

     Piggyback Registration shall have the meaning set forth in
Section 5(b)(i).

     POPs shall mean, with respect to any Licensed area, the residents of such area based on the most recent publication by Equifax Marketing Decision Systems, Inc.

     Preferred Stock shall have the meaning set forth in the third recital.

     Prohibited Transferee shall mean any Person that is one of the three (excluding any Person excluded from this definition by reason of the proviso hereto) largest carriers (other than AT&T Corp.) of telecommunications services that as of the date hereof constitute interexchange services (based on revenue derived from the provision of such telecommunications services during the most recent fiscal year for which such information is available) or an Affiliate thereof; provided, however, that such Person shall not constitute a Prohibited Transferee if (a) a material portion of such Persons business is also the business of providing wireless communications systems, and (b) TDMA is utilized in a substantial majority of such Persons wireless communications systems.

     Prospectus shall have the meaning set forth in Section 5(d)(i).

     Purchase Notice shall have the meaning set forth in Section 4.2(b).

     Qualified Holder shall mean (a) any Stockholder or group of Stockholders that Beneficially Owns shares of Series C Preferred Stock and Common Stock reasonably expected to, upon sale, result in aggregate gross proceeds of at least $25 million, or (b) AT&T PCS for so long as it Beneficially Owns, greater than two-thirds of the initial issuance to AT&T PCS of shares of Series A Preferred Stock (as appropriately adjusted for stock splits, stock dividends and the like).

     Registrable Securities shall mean (a) the Common Stock now owned or hereafter acquired by any Stockholder or issuable upon conversion or exchange of any Equity Security, and (b) all Common Stock issued or issuable upon conversion, exchange or exercise of any Equity Security which is issued pursuant to a stock split, stock dividend or other similar distribution or event with respect to Common Stock but with respect to any Common Stock, only until such time as such Common Stock (i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force), (iii) shall otherwise have been transferred, a new certificate evidencing such Common Stock without a legend restricting further transfer shall have been delivered by the Company, and subsequent public distribution of such Common Stock shall neither require registration under the Securities Act nor qualification (or any similar filing) under any state securities or blue sky law then in effect, or (iv) shall have ceased to be issued and outstanding.

     Registration shall have the meaning set forth in Section 5(d).

     Registration Expenses shall have the meaning set forth in
Section 5(g).

     Registration Statement shall have the meaning set forth in
Section 5(d)(i).

     Regulatory Problem shall mean, with respect to any SBIC Holder, any set of facts or circumstances wherein it has been asserted by any Governmental Authority (or any SBIC Holder reasonably believes in good faith that there is a substantial risk of such assertion) that such SBIC Holder and its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Company Stock.

     Related Agreements shall mean each of the Network Membership
License Agreement, the Employment Agreements, the Resale
Agreement and the Roaming Agreement.

     Representatives shall have the meaning set forth in Section 7.7.

     Resale Agreement shall mean the form of Resale Agreement between Triton Operating and AWS or an Affiliate thereof, attached hereto as Exhibit D, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     Restated Bylaws shall mean the Second Amended and Restated
Bylaws of the Company in the form of Exhibit A, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     Restated Certificate shall mean the Second Restated
Certificate of Incorporation of the Company, in the form of Exhibit B, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     Roaming Agreement shall mean the Intercarrier Roamer Service
Agreement  between Triton Operating and AWS, dated February 4,
1998, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     Rule 144 shall mean Rule 144 promulgated under the Securities Act (or any similar rule as may be in effect from time to time).

     Sale Notice shall have the meaning set forth in Section 7.4(d).

     Sale Offer shall have the meaning set forth in Section 7.4(d).

     Sale Transaction shall have the meaning set forth in Section 7.4(c).

     SBIC shall mean a small business investment company licensed under the SBIC Act.

     SBIC Act means the Small Business Investment Company Act of
1958, as amended.

     SBIC Holder shall mean each Cash Equity Investor that is an SBIC.

     Section 6.2 Period shall have the meaning set forth in
Section 6.2.

     Securities Act shall mean the Securities Act of 1933, as amended.

     Securities Purchase Agreement shall mean the Securities Purchase Agreement, dated as of October 8, 1997, among the Company and the Stockholders, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     Seller shall have the meaning set forth in Section 4.2(a).

     Selling Stockholders shall have the meaning set forth in
Section 4.3(a).

     Series A Preferred Director shall mean the Class II director of the Company that AT&T PCS has the right to nominate pursuant to Section 4.3(d)(iii) of the Restated Certificate.

     Series A Preferred Stock shall have the meaning set forth in the third recital.

     Series B Preferred Stock shall have the meaning set forth in the third recital.

     Series C Preferred Stock shall have the meaning set forth in the third recital.
     Series D Preferred Stock shall have the meaning set forth in the third recital.

     Sixty Wall Street shall have the meaning set forth in
Section 3.1(d).

     Southeast Region shall mean the geographic area comprising
Washington,  D.C., and the States of Alabama, Florida, Georgia,
Kentucky, Maryland, Mississippi, North Carolina, South Carolina,
Tennessee, Virginia, and West Virginia.

     Stockholder shall have the meaning set forth in the preamble.

     Subject Market shall mean, with respect to any announcement by AT&T PCS or its Affiliates of a transaction meeting the description of a transaction set forth in clauses (a), (b) and
(c) of the definition of a Disqualifying Transaction, the PCS System owned and operated by AT&T PCS and its Affiliates in any of Charlotte, North Carolina, Atlanta, Georgia, Baltimore/Washington, D.C. or Richmond, Virginia BTA.

     Subsidiary shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

     Substantial Company Breach shall mean a material breach by the Company or its Subsidiaries of their respective obligations under any of Sections 8.1(a), 8.2, 8.3, or 8.5(a) of this Agreement, if and only if any such material breach is not cured within 30 days of notice thereof from AT&T PCS to the Company or, if such breach is not capable of being cured within such thirty
(30) day period, within one hundred eighty (180) days of such notice, provided the Company is using best efforts to cure such material breach as soon as reasonably practicable.

     TDMA shall mean the North American Time Division Multiple Access standard set by the Cellular Telecommunications Industry Association, IS54/136, and any standard that is based upon, or is an upgrade from, or is a successor to, such standard, if and only if such new or upgraded standard is (i) adopted by AT&T PCS and its Affiliates in a Majority of the Southeast Region, (ii) technologically compatible in all material respects with the standard then being used in a Majority of the United States (including without limitation for the purpose of facilitating roaming, handoff and automatic call delivery between systems), and the User Interface in PCS Systems using such new or upgraded standard will not differ from the User Interface in a Majority of the United States in a manner that would be material to customers, or (iii) is approved in writing by AT&T PCS.

     TDMA Quality Standards shall mean the quality standards applicable to TDMA PCS Systems and Cellular Systems owned and operated by AT&T PCS and its Affiliates in the Southeast Region, which, as currently in effect, are set forth on Schedule VII, as the same may be amended from time to time, provided any such amended standards shall become effective one hundred twenty (120) days after notice thereof is given to the Company.

     Territory shall mean the PCS Territory and the Cellular Territory; provided, however, that in the event that, after consummation of a Disqualifying Transaction, AT&T PCS terminates its and its Affiliates obligations under Section 8.6 with respect to any Overlap Territory, the Territory shall exclude the Overlap Territory solely for the purpose of determining the rights and obligations of AT&T PCS and the Company hereunder.

     Transfer shall have the meaning set forth in Section 4.1(b).

     Triton Operating shall mean Triton PCS Operating Company
L.L.C., a Delaware limited liability company which is a wholly-owned Subsidiary of the Company.

     Unfunded Commitment, with respect to any Cash Equity
Investor or Original Management Stockholder, the amount set forth opposite such Persons name on Schedule XII.

     User Interface shall mean the process, functional commands, and look and feel by which a mobile wireless telecommunications service subscriber operates and utilizes the mobile wireless telecommunications services and service features provided by a PCS System, including the sequence and detail of specific commands or service codes, the detailed operation and response of subscriber equipment to the sequence of keys pressed to effect subscriber equipment function, the response of subscriber equipment to the activation of these keys or signals or data from the PCS System, the manner in which information is displayed on the screen of subscriber equipment, and the use of announcement tones and messages.

Each definition or pronoun herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the context requires. Words such as herein, hereinafter, hereof, hereto and hereunder refer to this Agreement as a whole, unless the context otherwise requires.

     2.   Restated Certificate and Restated Bylaws.  The Restated
Certificate in effect as of the date hereof is in the form of Exhibit B hereto. The Restated Bylaws of the Company in effect as of the date hereof are in the form of Exhibit A hereto.

     3.   Management of Company.

          3.1  Board of Directors.

          (1) The Board of Directors shall consist of seven (7) directors; provided, however, that the number of directors constituting the Board of Directors shall be reduced in the circumstances set forth in this Section 3.1. Each of the Stockholders (other than J.P. Morgan) hereby agrees that it will vote all of the shares of its Common Stock owned or held of record by it (whether now owned or hereafter acquired), in person or by proxy, to cause the election of directors (and thereafter the continuation in office) of two (2) individuals (one of which shall be one of the Companys
Class I directors and one of which shall be one of the Companys
Class III directors, as more particularly described in the Restated Bylaws) selected by holders of a Majority in Interest of the Common Stock Beneficially Owned by the Cash Equity Investors, in their sole discretion. Any nomination or designation of directors and the acceptance thereof pursuant to this Section
3.1(a) shall be evidenced in writing.

          (2) So long as Desai Beneficially Owns at least 4.6 million shares of Common Stock, it shall have the right to designate one
(1) one individual who shall be entitled to attend each meeting of the Board of Directors as an observer, including meetings during which the Companys annual budget is discussed and presented (such observer shall have the right to receive all Board of Directors materials and shall also have the right to meet quarterly with management of the Company to consult on the business affairs of the Company).

          (3) So long as AT&T PCS has the right to nominate the Series A Preferred Director, it shall have the right to designate up to two (2) of AT&T PCSs Regional Directors (in regions overlapping with or in geographic proximity to the Territory) who shall have the right to attend each meeting of the Board of Directors as observers.

          (4) In the event that CB Capital Investors, L.P., or J.P. Morgan Investment Corporation (JPMI) or Sixty Wall Street SBIC Fund,
L.P. (Sixty Wall Street; JPMI and Sixty Wall Street are hereinafter referred to collectively as J.P. Morgan) shall fail to satisfy any portion of their respective Unfunded Commitments when due in accordance with Section 2.2 of the Securities
Purchase Agreement or Section 3.10 hereof, and such failure is not cured by CB Capital Investors, L.P. or J.P. Morgan, as applicable, or any other Cash Equity Investor within thirty-five
(35) days thereof, then, until such failure is cured, the right of the Cash Equity Investors to designate two (2) directors pursuant to Section 3.1(a) shall be reduced to a right to designate one (1) director (subject to reinstatement upon cure of such failure) and the director designated by CB Capital
Investors, L.P. or J.P. Morgan, as applicable, pursuant to such right of the Cash Equity Investors, or, in the case of a default by CB Capital Investors, L.P. and J.P. Morgan and two (2) directors designated by the Cash Equity Investors pursuant to
Section 3.1(a), shall resign (or the other directors or Stockholders shall remove them) from the Board of Directors and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors shall be reduced accordingly.

          3.2  [Intentionally Omitted]

          3.3  [Intentionally Omitted]

          3.4  [Intentionally Omitted]

          3.5  [Intentionally Omitted]

          3.6  [Intentionally Omitted]

          3.7 Transactions between the Company and the Stockholders or their Affiliates. Except for this Agreement, the Securities
Purchase Agreement and the Related Agreements and the transactions contemplated hereby and thereby and any other arms-length agreements or transactions entered into from time to time between the Company and its Subsidiaries, on the one hand, and AT&T PCS and its Affiliates, on the other hand, no Stockholder or any Affiliate of any Stockholder shall enter into any transaction with the Company or any Subsidiary of the Company unless such transaction is approved by a majority of the disinterested members of the Board of Directors. For purposes hereof, a director shall be deemed to be disinterested with respect to any such transaction if such director was not designated a director by the Stockholder that (or an Affiliate of which) proposed to engage in such transaction with the Company or any Subsidiary of the Company and such member is not an officer, director, partner, employee, stockholder of, or consultant to, such Stockholder or any of its Affiliates.

          3.8 Executive Committee. If an executive committee of the Board of Directors (or a committee of the Board of Directors having substantially the same mandate and powers of such a committee) is established, the Series A Preferred Director, one of the directors selected by the Cash Equity Investors pursuant to
Section 3.1 and Michael E. Kalogris (so long as he is an officer of the Company) shall each serve as a member of such committee
(or such other committee having substantially the same mandate and powers).

          3.9  Voting Agreements and Voting Trusts.  Except as disclosed on
Schedule X, each Stockholder agrees that it will not, directly or indirectly, deposit any of his or its shares of Series C
Preferred Stock, Series D Preferred Stock and/or Common Stock in a voting trust or other similar arrangement or, except as expressly provided herein, subject such shares to a voting agreement or other similar arrangements. AT&T PCS covenants and agrees that it will not, directly or indirectly, enter into a voting or similar agreement with any Transferee of shares of Series A Preferred Stock.

          3.10 Additional Capital Contributions. Each Cash Equity Investor and Original Management Stockholder shall contribute to the capital of the Company no later than November 30, 1999 an aggregate additional amount equal to its Unfunded Commitment.
Pursuant to Section 7 of the Closing Agreement, such contributions shall be made directly to Triton PCS, Inc., a Delaware corporation that is a wholly-owned Subsidiary of the Company.

          3.11 Series A Preferred Director. For so long as AT&T PCS shall have the right to nominate the Series A Preferred Director, each of the Stockholders (other than J.P. Morgan) hereby agrees that it will vote all of the shares of Series C Preferred Stock and
Common Stock owned or held of record by it (whether now owned or hereafter acquired), in person or by proxy, to cause the election of any such Series A Preferred Director so nominated by AT&T PCS to serve on the Board of Directors and such obligation of the
Stockholders to cause the election of any such Series A Preferred
Director shall continue until the termination of this Agreement in accordance with Section 12.3.
1.1
     4.   Transfers of Shares.

          4.1  General.

               (1)  [Intentionally Omitted]

          (2) Each Stockholder agrees that at all times on and after the IPO Date it shall not, directly or indirectly, transfer, sell, assign, pledge, tender or otherwise grant, create or suffer to exist a Lien in or upon, give, place in trust, or otherwise voluntarily or involuntarily (including transfers by testamentary or intestate succession) dispose of by operation of law, offer or otherwise (any such action being referred to herein as a Transfer) any of the shares of Series D Preferred Stock or Common
Stock Beneficially Owned by such Stockholder as of the date hereof or which may hereafter be acquired by such Stockholder, except that a Cash Equity Investor may Transfer shares of Series
C Preferred Stock and Common Stock to another Cash Equity
Investor and a Stockholder may Transfer (i) shares of Series D
Preferred Stock and Common Stock to an Affiliated Successor, and
(ii) shares of Common Stock after complying first with Section
4.2 and next with Section 4.3, if applicable; provided, however, a Stockholder shall not be required to comply with Section 4.2 if such Stockholder first complies with the applicable provisions of
Section 4.4 in connection with Transfers of Common Stock (x) pursuant to a Registration of Common Stock under Section 5 which is an underwritten offering and constitutes a bona fide distribution of such Common Stock pursuant to such Registration,
(y) pursuant to Rule 144, or (z) in any single transaction or series of related transactions to one or more Persons which results in the Transfer by such Stockholder (together with any other Stockholder participating in such single transaction or series of related transactions) of not more than ten percent
(10%) of the Common Stock on a fully diluted basis (excluding for such purposes the Series A Preferred Stock).

          (3)  Notwithstanding anything to the contrary contained in
Section 4.1(b), prior to February 4, 2001, each Stockholder agrees that it will not Transfer any shares of Series C Preferred
Stock or Common Stock Beneficially Owned by it as of the date hereof or which may hereafter be acquired by it to any Person other than an Affiliated Successor.

           (4) AT&T PCS agrees that it will not (i) Transfer any shares of Series D Preferred Stock held by it to any Person other than to an Affiliated Successor; provided, however, that nothing contained in this Section 4.1(d) shall limit AT&T PCS right to Transfer in accordance with the terms of this Agreement any shares of Series C Preferred Stock or Common Stock issued upon conversion of any such shares of Series D Preferred Stock.
Moreover, AT&T PCS may Transfer its shares of Series A Preferred
Stock free from any restrictions on Transfer of such shares under this Agreement.

          (5) Notwithstanding anything to the contrary contained in this Section 4, (i) Section 4.1 shall not apply to the pledge by the Cash Equity Investors of the Series C Preferred Stock or Common Stock as security for their Unfunded Commitments pursuant to a pledge agreement in favor of the Company or to any Transfer of shares of Series C Preferred Stock or Common Stock in connection with the exercise by the Company of its remedies pursuant to any such pledge agreement, and (ii) a Cash Equity Investor that is a SBIC Holder that is required to dispose of its investment in the Company by reason of a breach by the Company of Section 6.6(d) of the Securities Purchase Agreement or a Regulatory Problem, may Transfer its shares of Series C Preferred Stock or Common Stock without complying with the terms of Section 4.3.

          4.2  Right of First Offer.

          (1) If a Stockholder (each a Seller) desires to Transfer any or all of its shares of Company Stock (collectively, the Offered
Shares), such Seller shall give written notice (the Offer Notice) to the Company and to each Stockholder entitled to become the First Offeree of such Offered Shares, as determined below. Each
Offer Notice shall describe in reasonable detail the number of shares of each class of Offered Shares, the cash purchase price requested and all other material terms and conditions of the proposed Transfer. The Offer Notice shall constitute an irrevocable offer (a First Offer) to sell all (and not less than all) of the Offered Shares to the First Offeree(s) at a cash price equal to the price contained in such Offer Notice and upon the same terms as the terms contained in such Offer Notice. The
First Offeree(s) shall have the irrevocable right and option, exercisable as provided below, but not the obligation, to accept the First Offer as to all (and not less than all) of the Offered
Shares.  The First Offeree(s) shall be determined as follows:

   (1)  If the Seller is a Cash Equity Investor, AT&T PCS shall be
First Offeree;

   (2) If the Seller is AT&T PCS, each Cash Equity Investor shall be the First Offeree; and

   (3)  If the Seller is any Stockholder other than a Cash Equity
Investor, AT&T PCS shall be the First Offeree.

       (2) The option provided for herein shall be exercisable by the First Offeree(s) by giving written notice (a Purchase Notice), that the First Offeree desires to purchase all (and not less than all) of such Offered Shares from the Seller, the Stockholders
(other than the Seller) and the Company not later than ten (10) business days (the First Offer Period) after the date of the Offer Notice. If the Cash Equity Investors are First Offeree and two or more Cash Equity Investors notify the Seller of their desire to purchase all of the Offered Shares, then each Cash
Equity Investor shall acquire the proportion of such Offered
Shares as the number of shares of Company Stock owned by such Cash Equity Investor bears to the total number of shares of Company Stock owned by all Cash Equity Investors who elected to purchase all of the Offered Shares. If Offered Shares are purchased by more than one purchaser, the purchase price shall be allocated among the parties purchasing the shares on the basis of the number of shares being so purchased. The purchase of the Offered Shares by the First Offeree(s) shall be closed at the principal executive offices of the Company on a date specified by the First Offeree(s) upon at least five (5) business days notice, that is within thirty (30) days after the expiration of the First
Offer Period; provided, however, that if such purchase is subject to the consent of the FCC or any public service or public utilities commission, the purchase of the Offered Shares shall be closed on the first business day after all such consents shall have been obtained by Final Order.

      (3) If the First Offeree(s) decline (which shall include the failure to give timely notice of acceptance) to purchase all of the Offered Shares subject to the First Offer within the First Offer Period, the Seller shall have the right (for a period of ninety (90) days following the expiration of the First Offer Period) to consummate the sale of the Offered Shares to any
Person; provided, however, that the purchase price of such
Offered Shares payable by   such Person must be at least equal to
the cash purchase price thereof set forth in the Offer Notice and all other terms and conditions of any such sale shall not be more beneficial to such third party than those contained in the Offer Notice. If any Offered Shares are not sold pursuant to the provisions of this Section 4.2 prior to the expiration of the ninety (90) day period specified in the immediately preceding sentence, such Offered Shares shall become subject once again to the provisions and restrictions hereof.

       (4) The purchase price of any Offered Shares Transferred pursuant to this Section 4.2 shall be payable in cash by certified bank check or by wire transfer of immediately available funds.

          4.3  Rights of Inclusion.

       (1) No Stockholder shall, directly or indirectly, Transfer, in any single transaction or series or related transactions to one or more Persons who are not Affiliated Successors of such Stockholder (each such Person an Inclusion Event Purchaser) shares of Series C Preferred Stock or Common Stock (collectively, Inclusion Stock) in circumstances in which, after giving effect to such Transfer, whether acting alone or in concert with any other Stockholder (such parties referred to herein as Selling Stockholders) would result in such Selling Stockholder(s)
Transferring twenty-five percent (25%) or more of the outstanding shares of Inclusion Stock outstanding on the date of such proposed Transfer on a fully diluted basis (excluding for such purposes the Series A Preferred Stock) (an Inclusion Event), unless the terms and conditions of such sale to such Inclusion
Event Purchaser shall include an offer to AT&T PCS, the Cash
Equity Investors and the Management Stockholders other than the Selling Stockholder (each, an Inclusion Event Offeree) to
Transfer to such Inclusion Event Purchasers up to that number of shares of any class of Inclusion Stock then Beneficially Owned by each Inclusion Event Offeree that bears the same proportion to the total number of shares of Inclusion Stock at that time Beneficially Owned (without duplication) by each such Inclusion
Event Offeree as the number of shares of Inclusion Stock being Transferred by the Selling Stockholders (including shares of Inclusion Stock theretofore Transferred if in any applicable series of related transactions) bears to the total number of shares of Inclusion Stock at the time Beneficially Owned (without duplication) by the Selling Stockholders (including shares of Inclusion Stock theretofore Transferred if in any applicable series of related transactions). If the Selling Stockholders receive a bona fide offer from an Inclusion Event Purchaser to purchase shares of Inclusion Stock in circumstances in which, after giving effect to such sale would result in an Inclusion
Event, and which offer such Selling Stockholders wish to accept, the Selling Stockholders shall then cause the Inclusion Event Purchasers offer to be reduced to writing (which writing shall include an offer to purchase shares of Inclusion Stock from each Inclusion Event Offeree according to the terms and conditions set forth in this Section 4.3) and the Selling Stockholders shall send written notice of the Inclusion Event Purchasers offer (the Inclusion Notice) to each Inclusion Event Offeree, which
Inclusion Notice shall specify (i) the names of the Selling Stockholders, (ii) the names and addresses of the proposed acquiring Person, (iii) the amount of shares proposed to be Transferred and the price, form of consideration and other terms and conditions of such Transfer (including, if in a series of related transactions, such information with respect to shares of Inclusion Stock theretofore Transferred), (iv) that the acquiring Person has been informed of the rights provided for in this
Section 4.3 and has agreed to purchase shares of Inclusion Stock in accordance with the terms hereof, and (v) the date by which each other Selling Stockholder may exercise its respective rights contained in this Section 4.3, which date shall not be less than thirty (30) days after the giving of the Inclusion Notice. The Inclusion Notice shall be accompanied by a true and correct copy of the Inclusion Event Purchasers offer. At any time within thirty (30) days after receipt of the Inclusion Notice, each Inclusion Event Offeree may accept the offer included in the Inclusion Notice for up to such number of shares of Inclusion
Stock as is determined in accordance with this Section 4.3, by furnishing written notice of such acceptance to each Selling Stockholder, and delivering, to an escrow agent (which shall be a bank or a law or accounting firm designated by the Company), on behalf of the Selling Stockholders, the certificate or certificates representing the shares of Inclusion Stock to be sold pursuant to such offer by each Inclusion Event Offeree, duly endorsed in blank, together with a limited power of attorney authorizing the escrow agent, on behalf of the Inclusion Event Offeree, to sell the shares to be sold pursuant to the terms of such Inclusion Event Purchasers offer.

          In the event that the Inclusion Event Purchaser does not agree to purchase all of the shares of Inclusion Stock proposed to be sold by the Selling Stockholders and the Inclusion Event Offeree, then each Selling Stockholder and Inclusion Event Offeree shall have the right to sell to the Inclusion Event Purchaser that number of shares of Inclusion Stock as shall be equal to (x) the number of shares of Inclusion Stock which the Inclusion Event Purchaser has agreed to purchase times (y) a fraction, the numerator of which is the number of shares of Inclusion Stock Beneficially Owned (without duplication) by such Selling Stockholder or Inclusion Event Offeree and the denominator of which is the aggregate number of shares of Inclusion Stock Beneficially Owned (without duplication) by all Selling Stockholders and Inclusion Event Offeree. If any Inclusion Event Offeree desires to sell less than its proportionate amount of shares of Inclusion Stock that it is entitled to sell pursuant to this Section 4.3, then the Selling Stockholders and the remaining Inclusion Event Offeree shall have the right to sell to the Inclusion Event Purchaser an additional amount of shares of Inclusion Stock as shall be equal to (x) the number of shares of Inclusion Stock not being sold by any such Inclusion Event Purchasers times (y) a fraction, the numerator of which is the number of shares of Inclusion Stock owned such Selling Stockholder or remaining Inclusion Event Offeree and the denominator of which is the aggregate number of shares of Inclusion Stock Beneficially Owned (without duplication) by all Selling Stockholders and remaining Inclusion Event Offeree. Such process shall be repeated in series until all of the remaining Inclusion Event Offeree agree to sell their remaining proportionate number of shares of Inclusion Stock.

          (2) The purchase from each Inclusion Event Offeree pursuant to this Section 4.3 shall be on the same terms and conditions, including the price per share received by the Selling
Stockholders and stated in the Inclusion Notice provided to each Inclusion Event Offeree. In the event that the Inclusion Stock is Common Stock, all Inclusion Event Offeree shall be required, as a condition of participating in such transaction, to convert its Preferred Stock into Common Stock and Transfer Common Stock to the Inclusion Event Purchaser. In the event that the Inclusion Stock is Series C Preferred Stock and after giving effect to the rights of the Inclusion Event Offeree to sell their pro rata share of Series C Preferred Stock or Common Stock pursuant to this Section 4.3 the Inclusion Event Purchaser shall be required to purchase both Series C Preferred Stock and Common Stock, the purchase price allocable to holders of Series C
Preferred Stock, on the one hand, and to holders of Common Stock, on the other hand, shall be determined by an independent committee of the Board of Directors selected from among those directors who were not designated by any Selling Stockholders or Inclusion Event Offeree.

          (3) Simultaneously with the consummation of the sale of the shares of Inclusion Stock of the Selling Stockholders and each Inclusion Event Offeree to the Inclusion Event Purchaser pursuant to the Inclusion Event Purchasers offer, the Selling Stockholders shall notify each Inclusion Event Offeree and shall cause the purchaser to remit to each Inclusion Event Offeree the total sales price of the shares of Inclusion Stock held by each Inclusion Event Offeree sold pursuant thereto and shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may be reasonably requested by each Inclusion Event Offeree.

          (4) If within thirty (30) days after receipt of the Inclusion Notice, an Inclusion Event Offeree has not accepted the offer contained in the Inclusion Notice, such Inclusion Event Offeree shall be deemed to have waived any and all rights with respect to the sale described in the Inclusion Notice (but not with respect to any subsequent sale, to the extent this Section 4.3 is applicable to such subsequent sale) and the Selling Stockholders shall have sixty (60) days in which to sell not more than the number of shares of Inclusion Stock described in the Inclusion
Notice, on terms not more favorable to the Selling Stockholders than were set forth in the Inclusion Notice; provided, however, that if such purchase is subject to the consent of the FCC or any public service or public utilities commission, the purchase of the Offered Shares shall be closed on the first business day after all such consents shall have been obtained by Final Order.

     4.4 Right of First Negotiation. In the event that a Stockholder desires to Transfer any shares of Common Stock following the IPO
Date in a Transfer described in clauses (x), (y) or (z) of
Section 4.1(b), such Stockholder shall give written notice thereof to AT&T PCS, such notice to specify, among other things, the number of shares that such Stockholder desires to sell. For the applicable first negotiation period hereinafter set forth, AT&T PCS shall have the exclusive right to negotiate with such Stockholder with respect to the purchase of such shares; it being understood and agreed that such exclusive right shall not be deemed to be a right of first offer or right of first refusal for the benefit of AT&T PCS and such Stockholder shall have the right to reject any offer made by AT&T PCS during such applicable first negotiation period. Upon the expiration of such applicable first negotiation period, such Stockholder shall have the right (for the applicable offer period hereinafter set forth with respect to each applicable first negotiation period), following the expiration of such applicable first negotiation period, to offer and sell such shares included in such written notice on such terms and conditions as shall be acceptable to such Stockholder in its sole discretion. If any of such shares included in such written notice are not sold pursuant to the provisions of this
Section 4.4 prior to the expiration of the applicable offer period, such shares shall become subject once again to the provision and restrictions hereof.

     If a Stockholder desires to Transfer shares of Common Stock
(a) pursuant to a Registration of Common Stock under Section 5 in an underwritten offering that constitutes a bona fide distribution of such Common Stock pursuant to such Registration, the applicable first negotiation period shall be ten (10) days and the applicable offer period upon the expiration of such first negotiation period shall be one hundred twenty (120) days, (b) pursuant to Rule 144, the applicable first negotiation period shall be three (3) hours (it being understood and agreed that such Stockholder shall, in addition to giving written notice of such proposed Transfer by facsimile, use commercially reasonable efforts to contact AT&T PCS by telephone in accordance with
Section 12.1) and the applicable offer period upon the expiration of such first negotiation period shall be five (5) business days, and (c) in any single transaction or series of related transactions to one or more Persons which will result in the Transfer by such Stockholder (together with any other Stockholder participating in such single transaction or series of related transactions) of not more than ten percent (10%) of the Common Stock on a fully diluted basis (excluding for such purposes the Series A Preferred Stock), the applicable first negotiation period shall be one (1) business day, so long as notice of such proposed Transfer is given to AT&T PCS prior to 9:00 A.M. on the day prior to the date of such proposed Transfer (it being understood and agreed that such Stockholder shall, in addition to giving written notice of such proposed Transfer by facsimile, use commercially reasonable efforts to contact AT&T PCS by telephone in accordance with Section 12.1) and the applicable offer period upon the expiration of such first negotiation period shall be ten
(10) business days.

          4.5  Additional Conditions to Permitted Transfers.

          (1) As a condition to any Transfer to an Affiliated Successor permitted pursuant to Section 4.1, or any Transfer pursuant to
Section 4.2 or Section 4.3, each transferee that is not a party hereto shall, prior to such Transfer, agree in writing to be bound by all of the provisions of this Agreement applicable to the Stockholders (and shall thereby become a Stockholder for all purposes of this Agreement). Any Transfer without compliance with such provisions of this Agreement shall be null and void and such transferee shall have no rights as a Stockholder of the Company.

          (2) Notwithstanding anything to the contrary contained in this Agreement, each Stockholder agrees that it will not effect a Transfer of shares of Company Stock to a Prohibited Transferee; provided, however, that nothing contained in this Section 4.5(b) shall be construed to prohibit a Transfer of Common Stock by a Stockholder after the IPO Date pursuant to an underwritten Registration or in accordance with the provisions of Rule 144.
It shall be deemed a breach of this Section 4.5(b) by a Stockholder Beneficially Owning more than 10% of the Common Stock outstanding if any Prohibited Transferee shall acquire, directly or indirectly, in a private sale Beneficial Ownership of more than 331/3% of any class of equity securities or equity interest in, such Stockholder.

               (3)  [Intentionally Omitted]

     4.6 Representations and Warranties. A Stockholder purchasing shares of Company Stock pursuant to Section 4.2 shall be entitled to receive representations and warranties from the transferring Stockholder that such Stockholder has the authority (corporate or otherwise) to sell such shares, is the sole owner of such shares, and has good and valid title to such shares, free and clear of any and all Liens (other than pursuant to this Agreement, the Restated Certificate or any Related Agreement), and that the sale of such shares does not violate any agreement to which it is a party or by which it is bound.

          4.7  Stop Transfer.

          (1) The Company agrees not to effect any Transfer of shares of Company Stock by any Stockholder whose proposed Transfer is subject to Sections 4.2, 4.3 or 4.4 until it has received evidence reasonably satisfactory to it that the rights provided to any other Stockholders pursuant to such Sections, if applicable to such Transfer, have been complied with and satisfied in all respects. If any portion of such Stockholders Unfunded Commitment shall remain unpaid on the date of such proposed Transfer, then, as a condition of such Transfer, such Person purchasing such Company Stock shall, or another Cash
Equity Investor may, execute an instrument in form satisfactory to the Company agreeing to pay in full such Stockholders Unfunded Commitment outstanding on the date of such proposed Transfer, provided, however, that such Stockholder shall not be released from its obligation in respect of such Unfunded Commitment. No Transfer of any shares of Preferred Stock and/or Common Stock shall be made except in compliance with all applicable securities laws. Any Transfer made in violation of this Agreement shall be null and void.

          (2) The Company agrees that it will not, without the prior written consent of AT&T PCS, Transfer, issue or dispose of any Equity Securities to a Prohibited Transferee except that purchases of Common Stock by a Prohibited Transferee in connection with a Registration of Common Stock shall not constitute a violation of this Section 4.7(b).

     5.   Registration Rights.

               (1)  Demand Registration Rights.

    (1)  Right to Demand Registration.  From and after February
4, 2001 and, subject to Section 4.1(d), each of (A) AT&T PCS, (B) a Qualified Holder, and (C) Management Stockholders that in the aggregate Beneficially Own at least 50.1% of the shares of Common Stock then Beneficially Owned by the Management Stockholders
(each a Demanding Stockholder and, collectively, the Demanding Stockholders) shall have the right to make a written request to the Company for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of their Registrable Securities pursuant to an underwritten offering (a Demand Registration), which request shall specify the number of Registrable Securities proposed to be sold by each Demanding Stockholder; provided, however, that (x) the Company need not effect a Demand Registration unless the sale of the Registrable Securities proposed to be sold by the Demanding Stockholder shall reasonably be expected to result in aggregate gross proceeds to such Demanding Stockholder of at least $10 million, and (y) if the Board of Directors determines that a Demand Registration would interfere with any pending or contemplated material acquisition, disposition, financing or other material transaction, the Company may defer a Demand Registration (including by withdrawing any Registration Statement filed in connection with a Demand Registration); so long as that the aggregate of all such deferrals shall not exceed one hundred twenty (120) days in any 360 day period. Demand Registration shall not be deemed a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission (without interference by any stop order, injunction or other order or requirement of the Commission or other governmental agency, for any reason), and maintained continuously effective for a period of at least three (3) months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration; provided, however, that a Qualified Holder may, not more frequently than once in any twelve (12) month period, request that the Demand Registration be a shelf registration that is maintained continuously effective for a period of at least six (6) months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration. A Demanding Stockholder may make a written request for a Demand Registration in accordance with the foregoing in respect of Equity Securities that it intends to convert into shares of Common Stock upon the effectiveness of the Registration Statement prepared in connection with such demand, and the Company shall fulfill its obligations under this Section 5 in a manner that permits such Demanding Stockholder to exercise its conversion rights in respect of such Equity Securities and substantially contemporaneously sell the shares of Common Stock issuable upon such conversion under such Registration Statement.

    The Company will not be obligated to effect more than two (2) separate Demand Registrations during any twelve (12) month period; provided, however, that only one (1) request for a Demand Registration may be exercised by AT&T PCS and/or Management Stockholders that in the aggregate Beneficially Own at least 50.1% of the shares of Common Stock then Beneficially Owned by the Management Stockholders during any twelve (12) month period.

     Within ten (10) days after receipt of the request for a Demand Registration, the Company will send written notice (the Demand Notice) of such Registration request and its intention to comply therewith to all Stockholders who are holders of Registrable Securities and, subject to Section 5(a)(ii), the Company will include in such Demand Registration all Registrable Securities of such Stockholders with respect to which the Company has received written requests for inclusion therein within twenty
(20) days after the last date such Demand Notice was deemed to have been given pursuant to Section 12.1.

    (2) Priority on Demand Registration. If the managing underwriter or underwriters advise the Company and the holders of the Registrable Securities to be registered in writing that in its or their opinion that, the number of Registrable Securities proposed to be sold in such Registration and any other securities of the Company requested or proposed to be included in such Registration exceeds the number that can be sold in such offering without (A) creating a substantial risk that the proceeds or price per share that will be derived from such Registration will be reduced or that the number of Registrable Securities to be registered is too large a number to be reasonably sold, or (B) materially and adversely affecting such Registration in any other respect, the Company will (x) include in such Registration the aggregate number of Registrable Securities recommended by the managing underwriter (the number of Registrable Securities to be registered for each Stockholder to be reduced pro rata based on
the amount of Registrable Securities   each of the Stockholders
requested to be included in such Registration), and (y) not allow any securities s other than Registrable Securities to be included in such Registration unless all Registrable Securities requested to be included shall have been included therein, and then only to the extent recommended by the managing underwriter or determined by the Company after consultation with an investment banker of nationally recognized standing (notification of which number shall be given by the Company to the holders of Registrable Securities).

     (3) Selection of Underwriters. The offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Demanding Stockholder that initiated such Demand Registration will select a managing underwriter or underwriters of recognized national standing to administer the offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

           (2)  Piggyback Registration Rights.

    (1) Right to Piggyback. If the Company proposes to register any shares of Common Stock (or securities convertible into or exchangeable for Common Stock) with the Commission under the Securities Act (other than a Registration on Form S-4 or Form S-8, or any successor forms), and the Registration form to be used may be used for the Registration of the Registrable Securities (a Piggyback Registration), the Company will give written notice (a Piggyback Notice) to all Stockholders, at least thirty (30) days prior to the anticipated filing date, of its intention to effect such a Registration, which notice will specify the proposed offering price (if determined at that time), the kind and number of securities proposed to be registered, the distribution arrangements and will, subject to Section 5(b)(ii), include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests (which requests have not been withdrawn) for inclusion therein within twenty (20) days after the last date such Piggyback Notice was deemed to have been given pursuant to Section 12.1. If at any time after giving the Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company determines for any reason not to register or to delay Registration, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that has requested inclusion of Registrable Securities in such Registration and (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration, and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

    (2) Priority on Piggyback Registrations. If the managing underwriter or underwriters, if any, advise the Company and the holders of Registrable Securities in writing that in its or their opinion, that the number or kind of securities proposed to be sold in such Registration (including Registrable Securities to be included pursuant to Section 5(b)(i)) exceeds the number that can be sold in such offering without (A) creating a substantial risk that the proceeds or price per share the Company will derive from such Registration will be reduced, or that the number of shares to be registered is too large a number to be reasonably sold or (B) materially and adversely affecting such Registration in any other respect, without any reduction in the amount of securities the Company proposes to issue and sell for its own account or in the amount of securities any other security holder proposes to sell for its own account pursuant to a demand Registration right, the number of Registrable Securities to be registered for each Demanding Stockholder shall be reduced pro rata based on the amount of Registrable Securities each of the Demanding Stockholders requested to be included in such Registration, to the extent necessary to reduce the number of Registrable Securities to be registered to the number recommended by the managing underwriter or determined by the Company after consultation with an investment banker of nationally recognized standing (notification of which number shall be given by the Company to the holders of Registrable Securities of such determination).

    (3) Selection of Underwriters. Except as set forth in Section 5.1(a)(iii), the Company (by action of the Board of Directors) will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing.

    (4) Registration Procedures. With respect to any Demand Registration or Piggyback Registration (each, a Registration), the Company shall, subject to Sections 5(a)(i) and (5)(a)(ii) and Sections 5(b)(i) and 5(b)(ii), as expeditiously as practicable:

        (1) prepare and file with the Commission, as promptly as reasonably practicable (but in no event more than forty-five (45)
days) after the receipt of the Registration requests under Sections 5(a) or 5(b), a registration statement or registration statements (each, a Registration Statement) relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; cooperate and assist in any filings required to be made with the NASD; and use its reasonable best efforts to cause such Registration Statement to become and (to the extent provided herein) remain effective; provided, however, that before filing a Registration Statement or
prospectus   related thereto (a Prospectus) or any amendments or
supplements thereto, the Company shall furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and underwriters and their respective counsel, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

       (2) prepare and file with the Commission such amendments and supplements to the Registration Statement as may be necessary to keep each Registration Statement effective for three (3) months
(six (6) months in the case of any shelf registration requested by a Qualified Holder pursuant to this Section 5) or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule
424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

       (3) promptly notify the selling holders of Registrable Securities and the managing underwriters, if any (and, if requested by any such person or entity, confirm such advice in writing), (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (D) if at any time the representations and warranties of the Company contemplated by subsection (xiv) of this subsection (d) below cease to be true and correct; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

       (4) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of (I) the Registration
Statement, or (II) the qualification of the Registrable
Securities for sale under the securities or blue sky laws of any jurisdiction at the earliest possible time;

       (5) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

       (6) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

        (7) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling holder of Registrable Securities underwriters may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

         (8) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the Registration or qualification of such Registrable
Securities for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as any seller or underwriter reasonably requests in writing, use its reasonable best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable
Securities covered by the Registration Statement; provided,
however, that the   Company will not be required to qualify
generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

      (9) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable
Securities to be sold and not bearing any restrictive legends and to be in such denominations and registered in such names as the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

     (10) use its reasonable best efforts to cooperate with any selling holder to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

    (11) upon the occurrence of any event contemplated by subsection
(iii)(F) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

    (12) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or, if not so listed, cause such Registrable Securities to be authorized for trading on the NASDAQ National Market System if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable
Securities or the managing underwriters, if any;

    (13) not later than the effective date of the applicable
Registration, provide a CUSIP number for all Registrable Securities;

    (14) enter into such customary agreements (including in the case of a Demand Registration that is an underwritten offering, an underwriting agreement in customary form) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration, (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) use reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which opinions of counsel shall be in form, scope and substance reasonably satisfactory to the managing underwriters, if any, and to the holders of a majority of the Registrable Securities being sold), addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (C) use reasonable best efforts to obtain cold comfort letters and updates thereof from the Companys independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in cold comfort letters by underwriters in connection with primary underwritten offerings; and (D) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with subsection (xi) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. All the above in this Section 5(d)(xiv) shall be done at each closing under each underwriting or similar agreement or as and to the extent required thereunder;

     (15) make available for inspection by a representative of each Demanding Stockholder, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the sellers or underwriter, copies or extracts of all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary, in the opinion of the holders or underwriters counsel, to enable them to fulfill their due diligence responsibilities;
and cause the Companys officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that the Company shall not be required to comply with this paragraph (xv) unless such person executes confidentiality agreements whereby such person agrees that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons and used only in connection with the proposed Registration unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction; and each seller of Registrable Securities agrees that it will, upon learning that disclosure of such records, information or documents is sought in a court of competent jurisdiction or by a governmental agency, give notice to the Company and allow the Company, at the Companys expense, to undertake appropriate action to prevent disclosure of any records, information or documents deemed confidential; provided further, however, notwithstanding any designation of confidentiality by the Company, confidential information shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by or on behalf of any such Person, or (ii) becomes available to any such Person on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not to such Persons knowledge bound by a confidentiality agreement with or other obligations of secrecy to the Company or another party with respect to such information;

    (16) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve
(12)-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the Companys first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve (12)-month periods; and

     (17) promptly prior to the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make the Companys executive officers and other representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

     The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(xi), such holder shall forthwith discontinue disposition of Registrable Securities until such holders receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(d)(xi), or until it is advised in writing (the Advice) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus; and, if so directed by the Company, such holder shall deliver to the Company (at the Companys expense) all copies, other than permanent file copies then in such sellers possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the time periods regarding the maintenance of the effectiveness of any Registration Statement in Sections 5(d)(ii) shall be extended by the number of days during the period from and including the date of the receipt of such notice pursuant to
Section 5(d)(iii)(F) hereof to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectuses contemplated by Section 5(d)(xi) or the Advice.

               (5)  Indemnification.

       (1) In the event of the Registration or qualification of any Registrable Securities under the Securities Act or any other applicable securities laws pursuant to the provisions of this
Section 5, the Company agrees to indemnify and hold harmless each Stockholder thereby offering such Registrable Securities for sale (an Indemnified Stockholder), underwriter, broker or dealer, if any, of such Registrable Securities, and each other person, if any, who controls any such Indemnified Stockholder, underwriter, broker or dealer within the meaning of the Securities Act or any other applicable securities laws, from and against any and all losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several, to which such Indemnified Stockholder, underwriter, broker or dealer or controlling person may become subject under the Securities Act or any other applicable federal or state securities laws or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act or any other applicable federal or state securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such Registration or qualification, and will reimburse each such Indemnified Stockholder, underwriter, broker or dealer and each such controlling person for any legal or other expenses reasonably incurred by such Indemnified Stockholder, underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, expense, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or omission contained in such Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by such Indemnified Stockholder, underwriter, broker, dealer or controlling person specifically and expressly for use in the preparation thereof or by the failure of such Indemnified Stockholder, underwriter, broker or dealer, or controlling person to deliver a copy of the Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto after the Company has furnished such party with a sufficient number of copies of the same and such party failed to deliver or otherwise provide a copy of the final prospectus to the person asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of securities to such person, if such statement or omission was in fact corrected in such final prospectus.

      (2) In the case of an underwritten offering in which the Registration Statement covers Registrable Securities, the Company agrees to enter into an underwriting agreement in customary form and substance with such underwriters and to indemnify the underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as provided in the preceding paragraph with respect to the indemnification of the holders of Registrable Securities; provided, however, the Company shall not be required to indemnify any such underwriter, or any officer or director of such underwriter or any person who controls such underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the extent that the loss, claim, damage, expense or liability (or actions in respect thereof) for which indemnification is sought results from such underwriters failure to deliver or otherwise provide a copy of the final prospectus to the person asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of securities to such person, if such statement or omission was in fact corrected in such final prospectus.

     (3) In the event of the Registration or qualification of any Registrable Securities of the Stockholders under the Securities Act or any other applicable federal or state securities laws for sale pursuant to the provisions hereof, each Indemnified Stockholder agrees severally, and not jointly, to indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Securities Act, and each officer and director of the Company from and against any losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such Registrable
Securities were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon an untrue statement therein or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Indemnified Stockholder specifically and expressly for use in connection with the preparation thereof, and will reimburse the Company, such controlling person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability or action; provided, however, an Indemnified Stockholders liability under this Section 5(e)(iii) shall not exceed the net proceeds received by such Indemnified Stockholder with respect to the sale of any Registrable Securities.

      (4) In the case of an underwritten offering of Registrable Securities, each holder of a Registrable Security included in a Registration Statement shall agree to enter into an underwriting agreement in customary form and substance with such underwriters, and to indemnify such underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act, to the same extent as provided in the preceding paragraph with respect to indemnification by such holder of the Company, but subject to the same limitation as provided in Section 5(e)(ii) with respect to indemnification by the Company of such underwriters, officers, directors and control persons.

      (5) Promptly after receipt by a person entitled to indemnification under this Section 5(e) (an Indemnified Party) of notice of the commencement of any action or claim relating to any Registration Statement filed under this Section 5 as to which indemnity may be sought hereunder, such Indemnified Party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an Indemnifying Party), give written notice to each such Indemnifying Party of the commencement of such action or claim, but the omission to so notify each such Indemnifying Party will not relieve any such Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than pursuant to the provisions of this Section 5(e) and shall also not relieve any such Indemnifying Party of its obligations under this Section 5(e) except to the extent that any such Indemnifying Party is actually prejudiced thereby. In case any such action is brought against an Indemnified Party, and such Indemnified Party notifies an Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense, with counsel reasonably satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no Indemnifying
Party shall consent to the entry of any   judgment or enter into
any settlement agreement without the prior written consent of the Indemnified Party unless such Indemnified Party is fully released and discharged from any such liability, and no Indemnified Party shall consent to the entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an Indemnifying Party without the consent of each Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such suit, action, claim or proceeding; (b) the Indemnifying Party shall not have employed counsel (reasonably satisfactory to the Indemnified Party) to take charge of the defense of such action, suit, claim or proceeding; or (c) such Indemnified Party shall have reasonably concluded, based upon the advice of counsel, that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnified Party. If any of the events specified in clauses (a), (b) or (c) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by a majority in interest of the indemnified parties (and reasonably acceptable to the Indemnifying Party) shall be borne by the Indemnifying Party. If, in any such case, the Indemnified Party employs separate counsel, the Indemnifying Party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the Indemnified Party and the Indemnified Party shall assume such defense and/or settle such action; provided, however, that an Indemnifying Party
shall not be liable for the   settlement of any action, suit,
claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.

     The provisions of this Section 5(e) shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement.

     (6) Contribution. If for any reason the indemnification provided for in Section 5(e)(i) or 5(e)(iii) is unavailable to an Indemnified Party as contemplated therein, then the Indemnifying Party, in lieu of indemnification shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, expense or liability (or action in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, provided that no Stockholder shall be required to contribute in an amount greater than the difference between the net proceeds received by such Stockholder with respect to the sale of any Registrable Securities and all amounts already contributed by such Stockholder with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by such Stockholder. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of any such fraudulent misrepresentation. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action.

    (7) Registration Expenses. Except as hereinafter provided, all expenses incident to the Companys performance of or compliance with this Section 5 will be borne by the Company, including, without limitation, all Registration and filing fees under the Securities Act and the Exchange Act, the fees and expenses of the counsel and accountants for the Company (including the expenses of any cold comfort letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement
(and all amendments and supplements thereto), and furnishing copies thereof and of the Prospectus included therein, all out-of-pocket expenses of underwriters customarily paid for by issuers to the extent provided for in any underwriting agreement, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or blue sky laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD, the costs and expenses of listing the Registrable
Securities for trading on a national securities exchange or authorizing them for trading on NASDAQ and all other costs and expenses incurred by the Company in connection with any Registration hereunder. In addition, the Company shall pay or reimburse the sellers of Registrable Securities the reasonable fees and expenses of one attorney to such sellers incurred in connection with a registration (collectively, with the expenses referred to in the immediately preceding sentence, the Registration Expenses). Except as provided in the immediately preceding sentence, each Stockholder shall bear the costs and expenses of any underwriters discounts and commissions, brokerage fees or transfer taxes relating to the Registrable Securities sold by such Stockholder and the fees and expenses of any attorneys, accountants or other representatives retained by the Stockholder.

    (8)  Participation in Underwritten Registrations.  No
Stockholder may participate in any underwritten Registration hereunder unless such Stockholder (i) agrees to sell its Registrable Securities on the basis provided in any customary and reasonable underwriting arrangements approved by the persons entitled hereunder to select the underwriter, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements, indemnities and other documents customarily required under the terms of such underwriting arrangements.

           (9)  Holdback Agreements.

      (1) Each holder of Registrable Securities whose securities are included in a Registration Statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the fifteen (15) days prior to, and during the ninety (90)-day period (or such longer period as requested by the managing underwriter or underwriters in the case of an underwritten public offering) beginning on, the effective date of such Registration Statement (except as part of such Registration), if and to the extent requested by the managing underwriter or underwriters in an underwritten public offering.

    (2) The Company agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any Subsidiary or the acquisition by the Company or any Subsidiary of the capital stock or substantially all of the assets of any other Person), during the fifteen (15) days prior to, and during the ninety (90)- day period beginning on, the effective date of each Demand Registration.

       (10) Public Information Reporting. The Company hereby covenants and agrees to and with the Stockholders that at all times following the IPO Date it shall provide and file such financial and other information concerning the Company as may from time to time be required by the Commission and any other governmental authority having jurisdiction, so as to comply with all reporting requirements under the Exchange Act, and shall, upon request, state in writing that it has complied with all such requirements, and further agrees that, for so long as (following the IPO Date) the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall comply in all respects with paragraph
(c)(2) of Rule 144.

     6.   Disqualifying Transactions.

          6.1 Company Conversion Rights. In the event AT&T PCS terminates its obligations under Section 8.6 pursuant to Section 8.8(c) with respect to any Overlap Territory, the Company shall have the following rights which may be exercised by the Company in its sole discretion during the sixty (60) day period commencing on the date of such termination:

          (1) (i) The Company shall have the right in accordance with the Restated Certificate to cause AT&T PCS and such Section 4.8 Transferee (as defined in the Restated Certificate) to exchange either (A) all, or (B) a proportionate number of shares of Series A Preferred Stock then owned by AT&T PCS and each Section 4.8 Transferee equal to a fraction, the numerator of which is the number of POPS in the Overlap Territory and the denominator of which is the total number of POPS in the Territory, of the shares of Series A Preferred Stock then owned by AT&T PCS and each Section 4.8 Transferee for an equivalent number of shares of Series B Preferred Stock determined in accordance with the Restated Certificate; and

               (ii)  The Company shall have the right in
accordance with the Restated Certificate to cause AT&T PCS and each Section 4.8 Transferee to exchange either (A) all or (B) a proportionate number equal to a fraction, the numerator of which is the number of 38 POPs in the Overlap Territory, and the denominator of which is the total number of POPs in the Territory, of the shares of Series D Preferred Stock owned by AT&T PCS on the date hereof (or Series C Preferred Stock or Common Stock into which such shares shall have been converted) and that AT&T PCS continues to own on the date such right is exercised by the Company for that number of shares of Series B Preferred Stock as shall be equal to the aggregate purchase price paid by AT&T PCS for all of such shares of Series D Preferred Stock, Series C Preferred Stock or Common Stock that AT&T PCS or such Section 4.8 Transferee then owns (including any Series C Preferred Stock or Common Stock into which such Series D Preferred Stock shall have been converted) divided by the liquidation preference of the Series B Preferred Stock determined in accordance with the Restated Certificate; provided, however, that (x) if the Company exercises its right under clause (i)(A) of this Section 6.1(a) it shall be required to exercise its right under clause (ii)(A) of this Section 6.1(a), and vice versa; and if the Company exercises its right under clause (i)(B) of the
Section 6.1(a) it shall be required to exercise its right under clause (ii)(B) of this Section 6.1(a) and vice versa, and (y) the provisions of this Section 6.1(a) shall not apply to any
Section 4.8 Transferee which is a Cash Equity Investor.

     (2)  The Company may redeem the shares of Series B Preferred
Stock at any time as provided in the Restated Certificate.

     6.2 Joint Marketing Right. During the period commencing on the date of announcement by AT&T PCS of a transaction meeting the description of a transaction set forth in clauses (a), (b) and
(c) of the definition of a Disqualifying Transaction (unless AT&T PCS notifies the Company it has waived its right to declare such transaction a Disqualifying Transaction in which event, this
Section 6.2 shall not be applicable to such transaction) and terminating on the later of (x) six (6) months after the date of consummation of such transaction, and (y) if applicable, the date by which AT&T PCS is required under applicable law to dispose of any PCS System or Cellular System serving a Subject Market (the
Section 6.2 Period), the following provisions shall apply:

    (1) If AT&T PCS proposes to sell, transfer or assign to any Person which is not an Affiliate of AT&T PCS any Subject Market, AT&T PCS shall give written notice (the Company Sale Notice) to the Company and the Company shall have the right, exercisable by written notice given within ten (10) days of receipt of the Company Sale Notice, to elect to cause AT&T PCS to offer for sale jointly with the Company for a period of one hundred eighty (180) days the Subject Markets covered by the Company Sale Notice together with all of the Territory included in the MTA that includes the Subject Markets (the Joint Marketing Period). In the event that AT&T PCS has granted similar rights to the rights set forth in this Section 6.2 to any Permitted Merger Participant and any Subject Market is also a Subject Market under the terms of any agreement between AT&T PCS and any such Permitted Merger Participant, the Company agrees that any territory of the Permitted Merger Participant that is required under the terms of such agreement to be offered for sale jointly with any Subject Markets shall be offered for sale jointly with such Subject Markets and all of the Territory included in the MTA that includes such Subject Markets. During the Joint Marketing Period, AT&T PCS shall not sell the Subject Markets other than in a transaction that includes the Subject Markets and the Territory included in the MTA that includes the Subject Markets, provided, however, that neither AT&T PCS nor the Company shall be obligated to enter into a transaction for such Subject Markets and such Territory other than on terms acceptable to each of them in their sole discretion. This Section 6.2 shall cease to apply to any Subject Market upon the earlier of (x) if the Company fails to make the joint marketing election with respect to the applicable Subject Market within the ten (10) day period referred to above, the expiration of such ten (10) day period, or (y) if the Company makes the joint marketing election with respect to the applicable Subject Market, upon the expiration of the Joint Marketing Period.

    (2) Nothing contained in this Section 6.2 shall (x) be construed to require AT&T PCS to deliver a Company Sale Notice with respect to any Subject Market except during the Section 6.2 Period, (y) extend the obligation of AT&T PCS set forth in this Section 6.2 beyond the expiration of the Section 6.2 Period or (z) apply to any sale, transfer or assignment of any Subject Market pursuant to an agreement executed on any date not within the Section 6.2 Period.

    (3) Nothing in this Agreement shall be construed to require AT&T PCS to deliver the notice described in clause (d) of the definition of a Disqualifying Transaction, including, without limitation, circumstances in which AT&T PCS or its Affiliates enters into any transaction meeting the description of a transaction set forth in clauses (a), (b) and (c) of the definition of a Disqualifying Transaction.

     7.   Additional Rights and Covenants.

          7.1  [Intentionally Omitted]

          7.2  [Intentionally Omitted]

     7.3 Access. The Company shall permit, and shall cause each of its Subsidiaries to permit, upon reasonable notice, during normal business hours, each Qualified Holder and Desai, for so long as it has the right to an observer to the Board of Directors pursuant to Section 3.1, and its directors, officers, employees, attorneys, accountants, representatives, consultants and other agents, at the sole expense of such Qualified Holder, to (a) visit and inspect any of the properties and facilities of the Company and its Subsidiaries, (b) examine and make copies of and extracts from the corporate and financial records of the Company and its Subsidiaries, (c) discuss the affairs, finances and accounts of the Company or any such Subsidiary with any of its officers, directors and key employees and its independent accountants, and (d) otherwise investigate the properties, businesses and operations of the Company and its Subsidiaries, in each case as such Qualified Holder reasonably deems necessary; provided, however, that (i) each Qualified Holder may exercise its rights pursuant to this Section 7.3 no more than three times in any 12-month period and (ii) J.P. Morgan shall not have any of the rights afforded to any Qualified Holder in this Section 7.3.
The Company shall, and shall cause each of its Subsidiaries and the officers, directors and employees of the Company and its Subsidiaries to, cooperate fully in connection with such inspection, examinations and discussions. The presentation of a copy of this Agreement by any Qualified Holder to the independent accountants of the Company or any of its Subsidiaries shall constitute permission by the Company or such Subsidiary to its independent accountants to participate in discussions with such Qualified Holder.

          7.4  Merger, Sale or Liquidation of the Company.

   (1) Except for transactions permitted pursuant to Section 7.11 and to the extent permitted in this Section 7.4, the Company shall not, and shall not permit any of its Subsidiaries to, except with the prior written consent of AT&T PCS or in accordance with Sections 7.4(b) and 7.4(c), effect (i) any merger, combination or consolidation of the Company or such Subsidiary with or into any other entity (regardless of whether the Company or such Subsidiary is the surviving entity in any such transaction) (any such merger, combination or consolidation is referred to as a Company Merger), (ii) any sale or disposition of a substantial portion of its assets (a Company Asset Sale), or
(iii) the liquidation, dissolution or winding up of the Company or such Subsidiary.

    (2) The Company and its Subsidiaries may effect a Company Merger, without the prior written consent of AT&T PCS, (i) in which the only constituent corporations are two or more of the Companys wholly owned Subsidiaries, (ii) in which the only constituent corporations are the Company and one or more of its wholly owned Subsidiaries and the Company is the surviving corporation, or (iii) between a Subsidiary of the Company and another entity for the purpose of acquiring such other entity; provided, that (x) such transaction does not affect the capital structure of the Company, except to the extent the Company issues common stock to the stockholders of the other entity pursuant to the terms of such Company Merger, (y) the surviving corporation is a direct or indirect wholly owned Subsidiary of the Company, and (z) the consummation of such transaction does not violate
Section 8.1(a).

   (3) The Company and its Subsidiaries may effect any of the transactions described in clauses (i) or (ii) of Section 7.4(a) (a Sale Transaction), without the prior written consent of AT&T PCS, if (a) such transaction has no material effect on AT&T PCS equity interest in the Company (and the seniority thereof) or its rights under this Agreement, (b) the Companys direct or indirect interest in its assets is unaffected by such transaction in any material respect, and (c) such transaction is otherwise equivalent in all material respects to AT&T PCS to the sale by each of the other Stockholders of its equity interests in the Company for cash or marketable securities; provided, that any such Sale Transaction shall nevertheless be subject to a right of first offer in accordance with the provisions of Section 7.4(d).

    (4) Prior to entering into a Sale Transaction, the Company shall give written notice (the Sale Notice) to AT&T PCS. Each Sale Notice shall describe in reasonable detail all material terms of the proposed Sale Transaction. The Sale Notice shall constitute an irrevocable offer (a Sale Offer) to enter into the Sale Transaction with AT&T PCS on the terms set forth in the Sale Notice. AT&T PCS shall have the irrevocable right and option, but not the obligation, to accept the Sale Offer in whole but not in part by giving written notice of its acceptance of such offer within thirty (30) days of the date of the Sale Notice is given. The Sale Transaction shall be closed at the principal executive offices of the Company within thirty (30) days after the acceptance by AT&T PCS of the Sale Offer; provided, however,
that, if the Sale   Transaction is subject to the consent of the
FCC or any public service or public utilities commission, the Sale Transaction shall be closed on the fifth business day after all such consents shall have been obtained by Final Order. If
AT&T PCS declines (which shall include the failure to give timely notice of acceptance) to accept the Sale Offer, the Company shall have the right (for a period of ninety (90) days following the expiration of the thirty (30) day acceptance period referred to above) to close a Sale Transaction on the terms described in the Sale Offer (except that the price must be at least 95% of the price set forth in the Sale Offer); provided, however, that, if the consent of the FCC or any public service or public utilities commission is required, the Sale Transaction may be closed not later than the fifth business day after all such consents shall have been obtained by Final Order. If, after giving a Sale
Offer, the Company does not close a Sale Transaction in accordance with the terms of the immediately preceding sentence, the Company shall not effect any Sale Transaction without giving another Sale Notice in accordance with this Section 7.4(d).

       7.5 Wholly-Owned Subsidiaries. All of the Companys Subsidiaries shall be direct or indirect wholly owned Subsidiaries of the Company, and the Company shall not, and shall not permit any Subsidiary to, sell or issue, transfer, encumber or otherwise dispose of any shares of capital stock of any of the Companys Subsidiaries to any Person other than the Company and its direct or indirect wholly owned Subsidiaries, except for a pledge of any such shares in connection with the incurrence of indebtedness.

          7.6  [Intentionally Omitted]

          7.7  Confidentiality.

    (1) Each party shall, and shall cause each of its Affiliates, and its and their respective stockholders, members, managers, directors, officers, employees and agents (collectively Representatives) to, keep secret and retain in strictest confidence any and all information relating to the Company or any other party that is designated in writing by the party providing such information or the Company as confidential (Confidential Information) and shall not disclose such information, and shall cause its Representatives not to disclose such information, to anyone except such Affiliates, Representatives or any other
Person that agrees in writing to keep in confidence all such information in accordance with the terms of this Section 7.7.
Each party agrees to use such information received from another party or the Company only in connection with its ownership interest in the Company but not for any other purpose. All such information furnished pursuant to this Agreement shall be returned promptly to the party to whom it belongs upon request by such party.

    (2) To the fullest extent permitted by law, if a party or any of its Affiliates or Representatives breaches, or threatens to commit a breach of, this Section 7.7, the party whose Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this Section 7.7 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this Section 7.7 shall be construed to limit the right of any party to collect money damages in the event of breach of this Section 7.7.

    (3) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party or such other partys Affiliates, in any filing with any regulatory agency, court or other authority or any disclosure to a trustee of public debt of a party to the extent that the disclosing party determines in good faith that it is required by Law, regulation or the terms of such debt to do so; provided, however, that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible.

          7.8  [Intentionally Omitted]

          7.9 AT&T PCS Retained Licenses. In the event that AT&T PCS desires to Transfer all or any of the AT&T PCS Retained Licenses in the Territory at any time prior to February 4, 2006, AT&T PCS shall give written notice thereof to the Company at least thirty
(30) days prior to entering into a binding agreement to sell such AT&T PCS Retained Licenses in the Territory such notice to specify among other things, the AT&T PCS Retained Licenses in the Territory that it desires to sell. For a period of thirty (30) days after the date such notice is given, the Company shall have the right to negotiate with AT&T PCS with respect to the purchase of all, but not less than all, of such AT&T Retained Licenses in the Territory; it being understood and agreed that such right shall not be deemed to be a right of first offer or right of first refusal for the benefit of the Company and AT&T PCS shall have the right to reject any offer made by the Company during such thirty (30) day period. In the event no binding agreement to sell all or any of such AT&T PCS Retained Licenses in the Territory is entered into prior to the expiration of the one hundred and eighty (180) day period following the expiration of such (30) day period, such Licenses shall become subject once again to the provision and restrictions hereof.

          7.10 Regulatory Cooperation. Each of the Stockholders severally agrees to comply with the last sentence of Section 6.7 of the Securities Purchase Agreement.

          7.11 Permitted Transactions.  Notwithstanding the terms of
Section 7.4(a) and 8.4(a):

      (1) after completion of the Minimum Build-Out Plan and certification that Company Systems meet the TDMA Quality Standards, the Company and its Subsidiaries may effect a merger, combination of consolidation with or into a Permitted Merger Participant or acquire all or substantially all of the assets of a Permitted Merger Participant or sell all or substantially all of the assets of the Company and its Subsidiaries to a Permitted Merger Participant (any such transaction being referred to as a Permitted Consolidation Transaction), so long as such transaction is approved by the Board of Directors and the holders of the Companys capital stock to the extent such approval is required pursuant to the Restated Certificate or applicable law; and

       (2) the Company may acquire FCC Licenses (each such License a Permitted Cellular License) authorizing the holder to provide in a specified geographic area using specified frequencies in respect of which the Board of Directors has determined that the acquisition of such License (and any other assets being acquired together therewith) is a demonstrably superior alternative to constructing a PCS System in the applicable area within the PCS Territory, provided that, (i) a majority of the POPs included in the geographic area covered by such License are within the PCS Territory, (ii) none of AT&T PCS, any Affiliate thereof or any AT&T Licensee owns an interest in an FCC License to provide Commercial Mobile Radio Service in such geographic area, and
(iii) the ownership of such License will not conflict with, or cause AT&T PCS, any Affiliate thereof or any AT&T Licensee to be in violation or breach of any agreement, instrument, Law or License applicable to or binding upon such Person or its assets. Notwithstanding the foregoing, the Company shall not acquire any Permitted Cellular License if the acquisition of such License would adversely affect the Companys ability to satisfy its obligations under the first sentence of Section 8.1(b).

     8.   Operating Arrangements.

          8.1  Construction of Company Systems.

    (1) The Company hereby agrees to construct, or cause its Subsidiaries to construct, Company Systems covering the Territory on a schedule no less rapid than is set forth in the Minimum Build-Out Plan. Company Systems shall be technologically compatible in all material respects with systems being used in a Majority of the Southeast Region (including without limitation for the purpose of facilitating roaming and handoff between systems), and will to the extent technologically feasible implement the same User Interface as such systems, with the intention that the User Interface in Company Systems will not differ from the User Interface in a Majority of the Southeast Region in a manner that would be material to customers.

    (2) The Company and AT&T PCS hereby agree that the Company shall assume and be obligated to satisfy the construction requirements set forth in 47 CFR 24.203 with respect to the AT&T PCS Retained Licenses in the Territory and the AT&T PCS Contributed Licenses.
The Company and AT&T PCS agree from time to time at the request of the Company or AT&T PCS, as applicable, to provide the other with information concerning the status of construction of its PCS Systems to enable such party to determine the level of compliance with such construction requirements with respect to the AT&T PCS Retained Licenses and AT&T PCS Contributed Licenses, as applicable.

    (3) The Company will arrange for all necessary microwave relocation in connection with the AT&T PCS Contributed Licenses and pay, assume or (if applicable) reimburse AT&T PCS or its Affiliates for any obligation to pay, any reasonable costs incurred by it or AT&T PCS in connection with any such microwave relocation, provided, that nothing contained herein shall require the Company to pay any costs incurred in connection with microwave relocation in connection with the AT&T PCS Retained Licenses.

     8.2 Service Features. Company Systems will offer the Core Service Features. Company Systems will also offer, at the written request of AT&T PCS, additional service features that AT&T PCS has notified the Company it will provide in a Majority of the Southeast Region, unless the Board of Directors reasonably determines that the provision of such additional features would be financially detrimental to the Company. Unless the Board of Directors makes such a determination, any such additional features shall be adopted within one hundred twenty (120) days after the request by AT&T PCS. The Critical Network Elements are set forth on Schedule XI.

     8.3 Quality Standards. The Company shall use commercially reasonable efforts to cause the Company Systems to comply with the TDMA Quality Standards. Without limiting the foregoing, with respect to each material portion of a Company System (such as a city) that the Company places in commercial service, on or prior to the first anniversary of the date such material portion is placed in commercial service, the Company shall cause each such material portion to achieve a level of compliance with the TDMA Quality Standards equal to at least the average level of compliance achieved by comparable PCS and Cellular Systems owned and operated by AT&T PCS taking into account, among other things, the relative stage of development thereof. In the event that the Company fails to achieve such level of compliance, the Company shall not be deemed to be in material breach of this provision if such noncompliance is cured within thirty (30) days of notice thereof from AT&T PCS to the Company, or, if such breach is not capable of being cured within such thirty (30) day period using commercially reasonable efforts, within one hundred eighty (180) days of such notice, provided the Company is using commercially reasonable efforts to cure such material breach as soon as reasonably practicable.

      8.4  No Change of Business.

     (1) Subject to Section 7.11, the Company will not, and will not permit any of its Subsidiaries to, without obtaining the prior written consent of AT&T PCS, do any of the following: (i) conduct, directly or indirectly, any business other than the Business, (ii) make any material change to the Minimum Build Out Plan in the Territory, or (iii) effect any transaction, agreement or arrangement which has or could reasonably be expected to have the effect of materially impairing or materially limiting the ability of (x) subscribers to Cellular Systems and PCS Systems in which AT&T PCS or its Affiliates have an ownership interest to utilize the Company Systems for roaming, or (y) AT&T PCS or its Affiliates to resell wireless service on the Company Systems; it being understood that clause (i) shall not be deemed to restrict the business of the Company in any Overlap Territory.

     (2)  [Intentionally Omitted]

     (3) If at any time during the term of this Agreement AT&T PCS and its Affiliates determine to discontinue use of TDMA in a Majority of the United States: (i) the Company will have the right to cease to use TDMA and may adopt the new technology adopted by AT&T PCS and its Affiliates in a Majority of the United States or implement any other alternative technology in Company Systems, and, if it exercises such right, the definition of Company Systems shall be automatically deemed to be modified by substituting a reference to such new or alternative technology in lieu of the reference in such definition to TDMA, and (ii) the obligations of AT&T PCS and its Affiliates pursuant to Section
8.6 shall terminate and be of no further force or effect, unless within sixty (60) days of notice by AT&T PCS to the Company specifying that AT&T PCS and its Affiliates have determined to discontinue use of TDMA in a Majority of the United States, the Company agrees to implement in Company Systems on a reasonable schedule the new technology adopted by AT&T PCS and its Affiliates in a Majority of the United States. In the event AT&T PCS desires to test any technology that is an alternative to TDMA in any PCS System or Cellular System contiguous to the Territory, AT&T PCS hereby agrees to notify the Company at least thirty (30) days before conducting such test and will conduct such tests in a manner that does not have a material adverse effect on the Company.

          8.5  Preferred Provider.

    (1) The Company and its Subsidiaries shall not market, offer, provide or resell interexchange services, except (i) interexchange services that constitute Company Communication Services and (ii) interexchange services procured from AT&T Corp. or an Affiliate thereof designated by AT&T Corp. Such interexchange services shall be provided by AT&T Corp. or such Affiliate at a reasonable rate per minute, subject to mutual agreement as to all the terms of the agreement to provide such services, including, without limitation, the volume commitment and duration.

    (2) With respect to services other than interexchange services, when the Company or a Subsidiary does not itself develop, or is not permitted to develop, one or more telecommunications services that are offered or provided in connection with the conduct of its Business (including, by way of example, local telephone services or voicemail), but instead procures such services, the Company shall request in writing that AT&T PCS provide such services (directly or through an Affiliate designated by it) and, provided, that AT&T PCS (or a designated Affiliate) offers to provide such telecommunication services to the Company on reasonably competitive terms, the Company or such Subsidiary shall procure such services from AT&T PCS (or such Affiliate thereof).

          8.6  Exclusivity.

    (1) None of the Stockholders or their respective Affiliates will provide or resell, or act as the agent for any Person offering, within the Territory, Company Communications Services except that, AT&T PCS and its Affiliates may (i) resell, or act as the Companys agent for, Company Communications Services provided by the Company in accordance with the Resale Agreement (or any other agreement between AT&T PCS and its Affiliates, on the one hand, and the Company, on the other hand), including bundling any such Company Communications Services with other telecommunications services marketed, offered and provided or resold by such Person,
(ii) provide or resell wireless telecommunications services to or from specific locations (such as buildings or office complexes), even if the subscriber equipment used in connection with such service may be capable of routine movement within a limited area (such as a building or office complex), and even if such subscriber equipment may be capable of obtaining other telecommunications services beyond such limited area (which other services may include routine movement beyond such limited area) and handoff between the service to such specific locations and such other telecommunications services; provided, however, that if AT&T PCS or any of its Affiliates sells such mobile wireless subscriber equipment such equipment shall be capable of providing (but not necessarily on an exclusive basis) Company
Communications Services and (iii) resell Company Communications Services provided by a Person other than the Company in any geographical area within the Territory in which the Company has not placed a Company System into commercial service (it being understood that in the event that AT&T PCS or any of its Affiliates that is reselling Company Communication Services of a Person other than the Company in a geographic area within the Territory at the time the Company places a portion of a Company System including such geographic area into commercial service, AT&T PCS or its Affiliates, as applicable, shall terminate such resale arrangement with respect to such geographic areas within thirty (30) days of the date such portion of a Company System is placed in commercial service). AT&T PCS agrees to provide the Company with not less than sixty (60) days prior notice of AT&T
PCS intention to engage in any resale activities described in clause (iii) hereof to provide the Company with the opportunity to discuss such proposed resale activities with AT&T PCS, such notice to include (x) a reasonable description of such resale activities (including, without limitation, the identity, if known by AT&T PCS at such time, of the Person AT&T PCS intends to engage to provide such Company Communication Services) and (y)
AT&T PCS confirmation that only dual band/dual mode phones shall be used in connection with such resale activities. AT&T PCS further agrees that upon a Company System being placed into commercial operation in any such geographic area within the Territory it will transfer all of its subscribers in such geographic area to the Company System either directly to the Company or on the terms and subject to the conditions contained in the Resale Agreement. In connection with any such transfer, AT&T PCS will use its best efforts to facilitate such transfer, including cooperating with the Company regarding the form(s) of notice to be sent to such subscribers informing them of such transfer. To the extent the other telecommunications services referred to in clause (ii) of the first sentence of this Section 8.6(a) constitute Company Communications Services, neither AT&T
PCS nor any of its Affiliates may provide or resell, or act as agent for any Person offering, such other telecommunications services except in accordance with the terms of clause (i) of the first sentence of this Section 8.6(a). Nothing herein shall be construed to limit in any respect any advertising and promotional and similar activities by AT&T PCS or its Affiliates or any Cash Equity Investor or any of its Affiliates.

   (2) With respect to the markets listed on Schedules 1 and 2 to the Roaming Agreement, each of AT&T PCS and the Company shall, and shall cause each of its Affiliates to, in its and such Affiliates capacity as Home Carrier: (i) program and direct its authorized dealers to program the subscriber equipment provided by it or such authorized dealers to its customers, at the time it is provided to such customers, (to the extent such programming is technologically feasible) so that the Company or AT&T PCS, as the case may be, and such Affiliates, in its and such Affiliates capacity as Serving Carrier, is the preferred provider of service in the markets listed on such Schedules 1 and 2, and (ii) refrain, and direct its authorized dealers to refrain, from inducing any of its customers to change or, except at such customers request in the event the quality of the Companys services do not meet industry standards, changing the programming described in clause (i) above. For the purpose of this Section 8.6(b), the terms Affiliate, Home Carrier and Serving Carrier shall have the meanings ascribed thereto in the Roaming
Agreement.

    8.7 Other Business; Duties; Etc. Except to the extent expressly set forth in Section 8.6, AT&T PCS and each Cash Equity Investor and any Person affiliated with AT&T PCS or a Cash Equity Investor may engage in or possess an interest in other business ventures, and may engage in any other activities, of every kind and description (whether or not competitive with the business of the Company or otherwise affecting the Company), independently or with others and shall owe no duty or liability to the Company, the other Stockholders or their Affiliates in connection therewith. None of the Company or the other Stockholders shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement or any of the Related Agreements. Without limiting the generality of the foregoing, in the event that AT&T PCS or a Cash Equity Investor or a Person affiliated with AT&T PCS or a Cash Equity Investor develops inventions which are patentable or are otherwise trade secrets relevant to the Business, AT&T PCS or such Cash Equity Investor or affiliated Person shall nevertheless retain ownership of such invention and may license it to the Company if the Company so desires and if mutually satisfactory terms are agreed to. The Company shall also have the right to develop any inventions related to the Business deemed desirable by it and to retain title to such inventions. To the extent that, at law or in equity, AT&T PCS or a Cash Equity Investor or any Person affiliated with AT&T PCS or a Cash Equity Investor would have duties (including fiduciary duties) and liabilities to the Company, or to the Stockholders, different from or in addition to those provided in this Section 8.7 and Section 8.6 with respect to the subject matter of such Sections, all rights of the Company and the Stockholders arising out of such duties and liabilities are hereby waived and no such Person shall be liable to the Company or to any Stockholder for its good faith reliance on the provisions of this Section 8.7.

    8.8    Acknowledgments and Termination of Exclusivity.

   (1) The Stockholders hereby expressly acknowledge that none of the Stockholders would have been willing to enter into this Agreement or make contributions to the capital of the Company, except for each other Stockholders and its Affiliates willingness to enter into this Agreement (including without limitation the provisions set forth in this Section 8) and the Related Agreements.

   (2) Without limiting the foregoing, and without limiting the remedies that may be available to it at law or in equity, in the event of a Substantial Company Breach, the obligations of AT&T PCS and its Affiliates under Section 8.6 shall automatically terminate and be of no further force or effect.

   (3) Upon consummation of a Disqualifying Transaction, AT&T PCS may, by notice to the Company, terminate its and its Affiliates obligations under Section 8.6 with respect to any Overlap Territory, provided that the obligations of AT&T PCS and its Affiliates pursuant to Section 8.6(b)(ii) shall continue in effect with respect to the then existing customers of the PCS Systems and Cellular Systems owned and operated by AT&T PCS and its Affiliates (and their respective successors pursuant to the applicable Disqualifying Transaction) before giving effect to such Disqualifying Transaction, so long as such customers remain customers of such systems and such systems continue to be owned or operated by AT&T PCS or its Affiliates. Notwithstanding the foregoing, in the event that the Company exercises its right pursuant to Section 6.1 to convert all of the shares of Company Stock owned by AT&T PCS into Series B Preferred Stock, the reference in this Section 8.8(c) to the Overlap Territory shall be deemed to refer to the Territory.

    8.9 Equipment, Discounts and Roaming. AT&T PCS acknowledges and agrees that, subject to the terms of Sections 8.1 and 8.5, the Company shall have the sole discretion to select (a) the equipment vendor(s) for the infrastructure to be constructed by the Company and (b) billing and other vendors providing goods and services to the Company. If reasonably requested by the Company, AT&T PCS agrees to use all commercially reasonable efforts to assist representatives of the Company in obtaining discounts from any AT&T PCS vendor with whom the Company is negotiating for the purchase of any such subscriber or infrastructure equipment or billing services. In addition, AT&T PCS agrees to use all commercially reasonable efforts to enable the Company to become a party to the roaming agreements between AT&T PCS and its Affiliates and operators of other Cellular Systems and PCS
Systems or, subject to the Company agreeing to the obligations thereunder, entitled to the rights and benefits of AT&T PCS under such roaming agreements. The two immediately preceding sentences shall not be construed to require AT&T PCS or its Affiliates to take any action that AT&T PCS or such Affiliate determines in its sole discretion to be adverse to its interests.

   8.10 ANS Agreement. At the request of the Company, AT&T PCS shall cause AWS to enter into an Advanced Network Services
Agreement with the Company, substantially in the form of Exhibit C.

   8.11 Resale Agreements.

    (1) From time to time, upon the request of AT&T PCS, the Company shall enter into a Resale Agreement relating to the Territory, with AT&T PCS and any of its Affiliates and, with respect to any geographic area within the Territory, one other Person designated by AT&T PCS, provided such other Person is licensed to provide telecommunications services in such geographic area under the service marks used by AT&T Corp. and such other Person qualifies as a reseller under any generally applicable standards the Company establishes for its resellers from time to time and upon the request of AT&T PCS, the Company shall enter into an agency agreement authorizing AT&T PCS and any of its Affiliates and, with respect to any geographic area within the Territory, one other Person designated by AT&T PCS, provided such other Person is licensed to provide telecommunications services in such geographic area under the service marks used by AT&T Corp. and such other Person qualifies as an agent under any generally applicable standards the Company establishes for its agents from time to time. Any such agency agreements shall provide that the Company shall pay the agent a commission at the rate then generally offered to the Companys agents and shall otherwise be on commercially reasonable terms. At no time shall there be more than one Person (other than AT&T PCS and its Affiliates) designated by AT&T PCS as a reseller or an agent with respect to any geographic area within the Territory.

    (2) It is the intention of the parties that, in light of AT&T PCSs equity interest in the Company and the other arrangements between AT&T PCS and its Affiliates and the Company (including the roaming revenues anticipated to be earned by the Company from subscribers of AT&T PCS and its Affiliates), the rates, terms and conditions of Service (as defined in the Resale Agreement) provided by the Company pursuant to the Resale Agreement or any other agreement between AT&T PCS or such other reseller and the Company shall be at least as favorable to AT&T PCS or such other reseller, taken as a whole, as the rates, terms and conditions of Service, taken as a whole, provided by the Company to any other Customer (as defined in the Resale Agreement) and, to the extent permitted by applicable law, such rates, terms and conditions shall be superior to those provided to any other Customer.
Without limiting the foregoing, the rate plans offered by the Company pursuant to any Resale Agreement shall be designed to result in the average actual rate per minute paid by the Reseller for Service being at least 25% below the weighted average actual rate per minute billed by the Company to its subscribers for access and air time, but excluding revenues for features, taxes, toll or other non-rate items. The Company and Reseller shall negotiate commercially reasonable reductions to such resale rate based upon increased volume commitments (including roaming charges incurred by subscribers of AT&T PCS and its Affiliates).

    8.12 Non-Solicitation.

     (1) AT&T PCS hereby covenants and agrees that from and after the date hereof until six months after the date on which it shall cease to own any Equity Securities that neither AT&T PCS nor its Affiliates shall solicit for employment any employee of the Company; provided, however, that, nothing contained in this
Section 8.12(a) shall prevent AT&T PCS or its Affiliates from engaging in a general solicitation for employment that is not directed at employees of the Company.

      (2) The Company hereby covenants and agrees that from and after the date hereof until six months after the date on which AT&T PCS or its Affiliates shall cease to own any Equity Securities that neither the Company nor its Affiliates shall solicit for employment any employee of the AT&T PCS or its Affiliates; provided, however, that nothing contained in this Section 8.12(b) shall prevent the Company or its Affiliates from engaging in a general solicitation for employment that is not directed at employees of AT&T PCS and its Affiliates.

    8.13 Co-Location. The Company agrees to permit on commercially reasonable terms AT&T PCS and its Affiliates to install, operate and maintain cell site equipment owned or used by AT&T PCS and its Affiliates in their respective businesses on the towers, buildings and other locations at which the Companys cell site equipment is installed, operated and maintained. AT&T PCS and its Affiliates agree to permit on commercially reasonable terms the Company to install, operate and maintain cell site equipment owned or used by the Company in its business on the towers, buildings and other locations at which AT&T PCS and its Affiliates cell site equipment is installed, operated and maintained.

     9.   After-Acquired Shares; Recapitalization.

          9.1  After Acquired Shares; Recapitalization.

   (1) All of the provisions of this Agreement shall apply to all of the shares of Equity Securities now owned or hereafter issued or transferred to a Stockholder or to his, her or its Affiliated Successors in consequence of any additional issuance, purchase, exchange or reclassification of shares of Equity Securities, corporate reorganization, or any other form of recapitalization, or consolidation, or merger, or share split, or share dividend, or which are acquired by a Stockholder or its Affiliated Successors in any other manner.

   (2) Whenever the number of outstanding shares of Equity Securities is changed by reason of a stock dividend or a subdivision or combination of shares effected by a reclassification of shares, each specified number of shares referred to in this Agreement shall be adjusted accordingly.

          9.2 Amendment of Restated Certificate. Whenever the number of shares of authorized Company Stock is not sufficient in order to issue shares of Preferred Stock or Common Stock upon conversion of Preferred Stock or Common Stock in accordance with the Restated Certificate, (i) the Company shall promptly amend the Restated Certificate in order to authorize a sufficient number of shares of Company Stock, and (ii) each Stockholder agrees to vote its shares of Preferred Stock and Common Stock in favor of any such amendment.

     10.  Share Certificates.

          10.1 Restrictive Endorsements; Replacement Certificates.

     (1) Each certificate representing the shares of Equity Securities now or hereafter held by a Stockholder (including any such certificate delivered upon conversion of the Preferred Stock) or delivered in substitution or exchange for any of the foregoing certificates shall be stamped with legends in substantially the following form:

          The shares represented by this Certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the Act), or under any state securities or Blue Sky laws. Said securities may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, unless and until registered under the Act and the rules and regulations thereunder and all applicable state securities or Blue Sky laws or exempted therefrom under the Act and all applicable state securities or Blue Sky laws.

          The shares represented by this Certificate are also subject to a Stockholders Agreement dated as of February 4, 1998, as the same may be amended, modified or supplemented in accordance with the terms thereof, a copy of which is on file at the offices of the Company and will be furnished by the Company to the holder hereof upon written request. Such Stockholders Agreement provides, among other things, for the granting of certain restrictions on the sale, transfer, pledge hypothecation or other disposition of the shares represented by this Certificate, and that under certain circumstances, the holder hereof may be required to sell the shares represented by this Certificate. By acceptance of this Certificate, each holder hereof agrees to be bound by the provisions of such Stockholders Agreement. The Company reserves the rights to refuse to transfer the shares represented by this Certificate unless and until the conditions to transfer set forth in such Stockholders Agreement have been fulfilled.

     Each Stockholder agrees that he, she or it will deliver all certificates for shares of Equity Securities owned by him, her or it to the Company for the purpose of affixing such legends thereto.

          10.2 Lost or Destroyed Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Equity Securities subject to this Agreement and of a bond or other indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender of such certificate, if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.

     11. Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that, in addition to being entitled to exercise all of the rights provided herein or in the Restated
Certificate or granted by law, including recovery of damages, equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

     12.  Miscellaneous.

          12.1 Notices. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by registered or certified mail
(return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided, that notice of a change of address shall be effective only upon receipt thereof:

          If to AT&T PCS:

               c/o AT&T Wireless Services, Inc.
               7277 164th Avenue, NE
               Redmond, Washington 98052
               Attention: Mary Hawkins-Key
               Telephone: (425) 580-8116
               Facsimile: (425) 580-8075

          With a copy to:

               AT&T Corp.
               295 North Maple Avenue
               Basking Ridge, NJ 07920
               Attention: Corporate Secretary
               Facsimile:  (908) 953-4657

               and

               Friedman Kaplan & Seiler LLP
               875 Third Avenue, 8th Floor
               New York, New York 10022
               Attention: Gregg S. Lerner
               Telephone: (212) 833-1110
               Facsimile: (212) 355-6401

     If to a Cash Equity Investor, to its address set forth on Schedule I.

          With a copy to:

          Mayer, Brown & Platt
          1675 Broadway
          New York, New York 10019
          Attention: Mark S.  Wojciechowski
          Telephone: (212) 506-2525
          Facsimile: (212) 262-1910

     If to a Management Stockholder:

          c/o Triton PCS, Inc.
          375 Technology Drive
          Malvern, Pennsylvania 19355
          Attention: Michael E.  Kalogris
                     Steven R.  Skinner
          Telephone: (610) 651-5900
          Facsimile: (610) 993-2683

     With a copy to:

          Kleinbard, Bell & Brecker LLP
          1900 Market Street, Suite 700
          Philadelphia, Pennsylvania 19103
          Attention: Howard J.  Davis
          Telephone: (215) 568-2000
          Facsimile: (215) 568-0140

          If to the Company, to it:

          c/o Triton PCS, Inc.
          375 Technology Drive
          Malvern, PA 19355
          Attention: Michael E.  Kalogris
                     Steven R.  Skinner
          Telephone: (610) 651-5900
          Facsimile: (610) 993-2683

          With a copy to each other party sent to the addresses set forth in this Section 12.1.

          12.2 Entire Agreement; Amendment; Consents.

    (1) This Agreement, together with the Closing Agreement, dated as of February 4, 1998, among the Company, the Cash Equity Investors and the Original Management Stockholders (the Closing Agreement) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

    (2) No change or modification of this Agreement shall be valid, binding or enforceable unless the same shall be in writing and signed by the Company and the holders of a majority of the shares of each class of capital stock held by the parties hereto, including AT&T PCS, 66 2/3% of the Common Stock Beneficially
Owned by the Cash Equity Investors, and 60.1% of the Common Stock Beneficially Owned by the Management Stockholders; provided, however, that in the event any party hereto shall cease to own any shares of Equity Securities such party hereto shall cease to be a party to this Agreement and the rights and obligations of such party hereunder shall terminate, except to the extent otherwise provided in Section 4.7(a) with respect to any Unfunded Commitment.

    (3) Whenever in this Agreement the consent or approval of a Stockholder is required, except as expressly provided herein, such consent or approval may be given or withheld in the sole and absolute discretion of each Stockholder.

          12.3 Term.

    (1)  Subject to Sections 12.3(b), 12.3(c) and 12.4, this
Agreement shall terminate upon the earliest to occur of any of the following events:

      (1)  The consent in writing of all of the parties hereto; or

      (2)  February 4, 2009; or

      (3)  One Stockholder shall Beneficially Own all of the Common Stock.

    (2)  Notwithstanding anything contained herein to the contrary,
(i) the provisions of Sections 3 and 4 shall terminate on the earlier to occur of a termination pursuant to Section 12.3(a) and February 4, 2008, and (ii) the provisions of Sections 4.7(b),
7.4, 7.6 and 8.4(a), shall terminate, and neither the Company nor any Stockholder shall be required to obtain AT&T PCSs prior written consent as required under such Sections, on the earlier to occur of (i) a termination pursuant to Section 12.3(a) and
(ii) (x) with respect to the period prior to February 4, 2006, the date on which AT&T PCS shall cease to Beneficially Own more than two-thirds of the number of shares of Series A Preferred
Stock that AT&T PCS Beneficially Owned on February 4, 1998,  and
(y) with respect to the period on or after February 4, 2006, the date on which AT&T PCS shall cease to Beneficially Own more than two-thirds of the number of shares of Common Stock that AT&T PCS Beneficially Owned on February 4, 1998.

    (3) Notwithstanding anything contained herein to the contrary, in the event the Cash Equity Investors shall Beneficially Own less than (i) one half but more than one quarter of the number of shares of Common Stock Beneficially Owned by the Cash Equity Investors on February 4, 1998, the number of directors the Cash Equity Investors shall be permitted to designate under Section 3.1(a) shall be reduced to one, and (ii) one-quarter of the number of shares of Common Stock Beneficially Owned by the Cash Equity Investors on February 4, 1998, the provisions of Section 3.1(a) shall terminate. In the event the number of directors the Cash Equity Investors are entitled to designate is reduced pursuant to Section 12.3(c)(i), one of the directors designated by the Cash Equity Investors under Section 3.1(a) shall resign
(or the other directors or Stockholders shall remove them from the Board of Directors) and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors shall be reduced accordingly. In the event the provisions of Section 3.1(a) are terminated pursuant to
Section 12.3(c)(ii), the directors designated by the Cash Equity Investors pursuant to Section 3.1(a) shall resign (or the other directors or Stockholders shall remove them from the Board of Directors) and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors is reduced by two (2) individuals.

    12.4 Survival. Nothing contained in Section 12.3 shall impair any rights or obligations of any party hereto arising prior to the time of the termination of this Agreement, or which may arise by an event causing the termination of this Agreement. The provisions of Section 5 shall survive any termination of this Agreement pursuant to Section 12.3 and shall continue in full force and effect until February 4, 2018. The provisions of
Section 7.7 and Article 12 shall survive the termination of this Agreement.

     12.5 Waiver. No failure or delay on the part of any Stockholder in exercising any right, power or privilege hereunder, nor any course of dealing between the Company and any Stockholder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which any Stockholder would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Stockholders or any of them to take any other or further action in any circumstances without notice or demand.

   12.6 Obligations Several. The obligations of each Stockholder under this Agreement shall be several with respect to each such Stockholder.

   12.7 Governing Law. This Agreement shall be governed and construed in accordance with the law of the State of Delaware.

   12.8 Dispute Resolution.

    (1) The parties shall use and strictly adhere to the following dispute resolution processes, except as otherwise expressly provided in this Section 12.8, to resolve any and all disputes, controversies or claims, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory (hereinafter, Dispute(s)), arising out of or relating to this Agreement (and any prior agreement this Agreement supersedes), including without limitation, its making, termination, non-renewal, its alleged breach and the subject matter of this Agreement (e.g., products or services furnished hereunder or those related to those furnished):

    (2) The parties shall first attempt to settle each Dispute through good faith negotiations. The aggrieved party shall initiate such negotiations by giving the other party(ies) written notice of the existence and nature of the Dispute. The other party(ies) shall in a writing to the aggrieved party acknowledge such notice of Dispute within ten (10) business days. Such acknowledgment may also set forth any Dispute that the acknowledging party desires to have resolved in accordance with this Section.

     (3) Thereafter, if any Dispute is not resolved by the parties through negotiation within thirty (30) calendar days of the date of the notice of acknowledgment, either party may terminate informal negotiations with respect to that Dispute and request that the Dispute be submitted to non-binding mediation. Any mediation of a Dispute under this Section shall be conducted by the CPR Institute for Dispute Resolution (CPR) in accordance with the then current CPR Model Mediation Procedure for Business Disputes (Model Procedures) and the procedures specified in this Section to the extent that they conflict with, modify or add to such Model Procedures. Any demand for initiation of mediation of a Dispute must be given in writing to both the other party(is) involved and to the CPR and must set forth the nature of the Dispute. Each party to the mediation shall bear its own expenses with respect to mediation and the parties shall share equally the fees and expenses of the CPR and the mediator. The failure by a party to timely pay its share of the mediation fees and expenses of the CPR and the mediator shall be a bar to arbitration under
Section 12.8(d) of that partys Dispute(s). Any mediation under this Section shall be conducted within the State of New York at a site selected by the mediator that is reasonably convenient to the parties. Each party shall be represented in the mediation by representatives having final settlement authority with respect to the Dispute(s). All information and documents disclosed in mediation by any party shall remain private and confidential to the disclosing party and may not be disclosed by any party outside the mediation. No privilege or right with respect to any information or document disclosed in mediation shall be waived or lost by such disclosure.

     (4) Any Dispute not finally resolved after negotiation and mediation in accordance with Section 12.8(b) and 12.8(c) shall, upon the written demand of any involved party delivered to the other party(is) and the CPR, be finally resolved through binding arbitration in accordance with the then current CPR Non-Administered Arbitration Rules (Arbitration Rules) and the procedures specified in this Section to the extent that they conflict with, modify or add to such Arbitration Rules. Any Dispute of any other party not finally resolved after negotiation and mediation pursuant to this Section may be made a part of the arbitration demanded by another party, provided that the written notice of demand for arbitration of that Dispute is received by the CPR before selection of an arbitrator by the CPR. Any demand for arbitration of a Dispute received by the CPR after the selection of the arbitrator must be resolved through a separate arbitration proceeding in accordance with this Section. Each party shall bear its own expenses with respect to arbitration and the parties shall share equally the fees and expenses of the CPR and the arbitrator. Unless otherwise mutually agreed by the parties in writing, the arbitration shall be conducted by one (1) neutral arbitrator. The arbitration shall be conducted in the State of New York at a site selected by the arbitrator that is reasonably convenient to the parties. The arbitrator shall be bound by and strictly enforce the terms of the Agreement and may not limit, expand, or otherwise modify the terms of this Agreement. The arbitrator shall make a good faith effort to apply applicable law, but an arbitration decision and award shall not be subject to review because of errors of law. The arbitrator shall have the sole authority to resolve issues of the arbitrability of any Dispute, including the applicability or running of any statute of limitation. The arbitrator shall not have power to award damages in connection with any Dispute in excess of actual compensatory damages or to award punitive damages and each party irrevocably waives any claim thereto.
The arbitrator shall not have the power to order pre-hearing discovery of documents or the taking of depositions. The arbitrator may compel, to the extent provided by the FAA (as hereinafter defined), attendance of witnesses and the production of documents at the hearing. The arbitrators decision and award shall be made and delivered to the parties within six (6) months of selection of the arbitrator by the CPR and judgment on the award by the arbitrator may be entered by any court having jurisdiction thereof.

     (5) This Section shall be interpreted, governed by and enforced in accordance with the United States Arbitration Act, 9 U.S.C. Sections 114 (the Federal Arbitration Act or FAA). The laws of the State of New York, except those pertaining to choice of law, arbitration of disputes and those pertaining to the time limits for bringing an action that conflict with the terms of this Dispute Resolution provision, shall govern all other substantive matters pertaining to the interpretation and enforcement of the other terms of this Agreement with respect to any Dispute. Any party to a Dispute, which is the subject of a notice initiating the Dispute resolution procedures under this Section, may seek a temporary injunction in any state or federal court of competent jurisdiction to the limited extent necessary to preserve the status quo during the pendency of final resolution of a Dispute in accordance with this Section. If court proceedings to stay litigation of a Dispute or compel arbitration of a Dispute are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorneys fees that the other party reasonably incurs in connection with such court proceedings. An order to pay such costs, expenses and attorney fees shall become part of any decision and award of the arbitrator of the Dispute. An arbitrator appointed pursuant to
Section 12.8(d) to resolve a Dispute may also issue such injunctive orders and shall have the power to modify or dissolve the injunctive order of any court to the extent it pertains to the Dispute which the arbitrator has been selected to finally resolve. The parties, their representatives, other participants, and the mediator and arbitrator shall hold the existence, content, and result of the mediation and arbitration of a Dispute in confidence except to the limited extent necessary to enforce a final settlement agreement or to obtain and secure enforcement of or a judgment on an arbitration decision and award.

     (6) The statute(s) of limitation applicable to any Dispute shall be tolled upon initiation of the Dispute resolution procedures under this Section and shall remain tolled until the Dispute is resolved by mediation or arbitration under this Section. Tolling shall cease if the aggrieved party with a Dispute does not initiate mediation within sixty (60) calendar days after good faith negotiations are terminated by any party and, after mediation of a Dispute, if the aggrieved party with a Dispute does not initiate a demand for arbitration within sixty (60) calendar days after mediation is terminated. However, any Dispute is forever barred that has not expressly been made the subject of the written notice required under Section 12.8(b) above within 365 days after the date the Party asserting the Dispute first knows or should have known of the existence of the acts or omissions that give rise to such Dispute.

    (7) Unless the parties mutually agree in writing, Disputes relating to trademarks (including service marks), patents and copyrights shall not be resolved in accordance with the Dispute resolution procedures set forth in this Section and shall be resolved as otherwise provided in this Agreement.

    (8) The Company and each of the Stockholders hereby irrevocably consents to the exclusive jurisdiction of the state or federal courts in the State of New York, and all state or federal courts competent to hear appeals therefrom, over any actions which may be commenced against any of them under or in connection with this Agreement. The Company and each Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which any of them may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute in the Southern District of New York and New York County. The Company and each Stockholder hereby agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and each Stockholder hereby consent to process being served by any party to this Agreement in any actions by the transmittal of a copy thereof in accordance with the provisions of Section 12.1.

    12.9 Benefit and Binding Effect; Severability. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and each of the Stockholders and their respective executors, administrators and personal representatives and heirs and permitted assigns. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy or any listing requirement applicable to the Common Stock, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto affected by such determination in any material respect shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions hereof are given effect as originally contemplated to the greatest extent possible.

     12.10 Amendment of Bylaws. The Stockholders agree that the terms of this Agreement shall supersede any inconsistent provision that is contained in the Restated Bylaws and, to the extent required by Delaware law or the Restated Bylaws, this Agreement shall be deemed to constitute a written action taken by the Stockholders of the Company and shall be deemed an amendment of the Restated Bylaws.

    12.11 Authorized Agent of AT&T PCS. AT&T PCS hereby authorizes Wireless PCS, Inc. as its agent, with full power to execute, in the name of and on behalf of AT&T PCS, the Related Agreements to which AT&T PCS is a party and any and all other documents that AT&T PCS is required to execute and deliver, and to give and receive all notices, requests, consents, amendments, demands and other communications to or from AT&T PCS, hereunder or thereunder. Each party hereto (other than AT&T PCS) shall be entitled to rely on the full power and authority of Wireless PCS, Inc. to act on behalf of AT&T PCS in accordance with this
Section 12.11. Nothing contained in this Section 12.11 shall relieve AT&T PCS from complying with its obligations under this Agreement or any of the Related Agreements to which it is a party.

    12.12 FCC Approval. Notwithstanding anything contained in this Agreement to the contrary, no transaction or action contemplated herein shall be consummated and no interests or rights transferred, converted or exchanged prior to receiving FCC approval with respect thereto to the extent such approval is necessary.

     12.13 Expenses. The Company shall pay the reasonable fees and expenses of counsel to the Stockholders incurred in connection with the preparation, negotiation and execution of this Agreement and of any amendment or modification hereof.
Except as provided in Sections 5(g) and 12.14, all other attorneys fees incurred by the Stockholders in connection with this Agreement (including, without limitation, in the preparation of notices (and responses thereto) and consents) shall be borne by the Stockholder(s) incurring such fees.

     12.14 Attorneys Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys fees in addition to any other available remedy.

     12.15 Headings. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     12.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                    [signature pages follow]


[signature pages to First Amended and Restated Stockholders Agreement]

          IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be executed by its duly authorized officers as of the date first written above.

                              AT&T WIRELESS PCS, LLC


                           By: /S/
                           ------------------------------------
                              Name:
                              Title:

                              CB CAPITAL INVESTORS, L.P.
                              By: CB Capital Investors, Inc., its
                              general partner


                           By: /S/
                           -----------------------------------
                              Name:
                              Title:

                              J.P. MORGAN INVESTMENT CORPORATION


                           By: /S/
                           -----------------------------------
                              Name:
                              Title:


                              SIXTY WALL STREET SBIC FUND, L.P.


                           By:Sixty Wall Street SBIC Corporation,
                              its general partner

                           By: /S/
                           -----------------------------------
                              Name:
                              Title:


                              PRIVATE EQUITY INVESTORS III, L.P.

                            By:Rohit M. Desai Associates III,
                               L.L.C., its general partner


                            By: /S/
                            ----------------------------------
                              Name:
                              Title:


                               EQUITY-LINKED INVESTORS-II
                            By:Rohit M. Desai Associates-II, its
                               general partner


                            By: /S/
                            ----------------------------------
                              Name:
                              Title:


                              TORONTO DOMINION CAPITAL (U.S.A.),
                              INC.


                            By: /S/
                            -----------------------------------
                              Name:
                              Title:


                              FIRST UNION CAPITAL PARTNERS, INC.


                            By: /S/
                            -----------------------------------
                              Name:
                              Title:


                              DAG-TRITON PCS, L.P.

                            By:Duff Ackerman Goodrich, LLC, its
                            general partner


                            By: /S/
                            -----------------------------------
                              Name:
                              Title:


                              -----------------------------------
                              Michael E. Kalogris


                              -----------------------------------
                              Michael E. Kalogris, as Trustee
                              under Amended and Restated Common
                              Stock Trust Agreement for
                              Management Employees and
                              Independent Directors dated June
                              26, 1998


                              -----------------------------------
                              Steven R. Skinner


                              -----------------------------------
                              David D. Clark


                              -----------------------------------
                              Clyde Smith


                              -----------------------------------
                              Michael Mears

              [signatures continued on next page]


           [signatures continued from previous page]


                              -----------------------------------
                              Scott Anderson

                              CEDAR GROVE PARTNERS


                              By:/S/
                              ----------------------------------
                              Name:
                              Title:

                              ----------------------------------
                              John Beletic


                              ----------------------------------
                              Stephen McNulty


                              ----------------------------------
                              William Robinson


                              ----------------------------------
                              Daniel Hopkins


                              ----------------------------------
                              Laura Porter


                              ----------------------------------
                              Kristine Robinson


                              ----------------------------------
                              Andrew Davies


                              ---------------------------------
                              Mike James

              [signatures continued on next page]


           [signatures continued from previous page]


                              ---------------------------------
                              Shekhar Deshpande


                              ---------------------------------
                              Christine Davies


                              ---------------------------------
                              Daniel Graney


                              ----------------------------------
                              Gerald Dudzik


                              ----------------------------------
                              Mark Davis


                              ----------------------------------
                              Nicholas Pepenelli


                              ----------------------------------
                              R.A. Robinson


                              ----------------------------------
                              Scott Basham


                              ----------------------------------
                              Patricia Gallagher


                              ----------------------------------
                              David Standig



                                                             SCHEDULE I

Cash Equity Investors:

CB Capital Investors, L.P.          Toronto Dominion Capital (USA) Inc.
380 Madison Avenue, 12th Floor      31 West 52nd Street
New York, NY  10017                 New York, NY  10019
Attn:  Arnie Charkin                Attn:  Brian Rich

J.P. Morgan Investment Corporation  Toronto Dominion Capital (USA) Inc.
101 California Street, 38th Floor   909 Fannin, Suite 1700
San Francisco, CA  94111            Houston, TX  77010
Attn:  John Watkins                 Attn: Martha Gariepy

Sixty Wall Street SBIC Fund, L.P.   First Union Capital Partners, Inc.
101 California Street, 38th Floor   One First Union Center
San Francisco, CA  94111            301 South College Street, 5th Floor
Attn:  John Watkins                 Charlotte, NC  28288-0732
                                    Attn:  Watts Hamrick

Private Equity Investors III, L.P.  Dag-Triton PCS, L.P.
540 Madison Avenue, 36th Floor      Two Embarcadero Center, Suite 2930
New York, NY  10022                 San Francisco, CA  94111
Attn:  Damon Ball                   Attn:  John Duff

Equity-Linked Investors
540 Madison Avenue, 36th Floor
New York, NY  10022
Attn: Damon Ball

                                                            SCHEDULE II

                         Management Stockholders

Michael E. Kalogris
Steven R. Skinner
David D. Clark
Clyde Smith
Michael Mears
Stephen McNulty
William Robinson
Daniel Hopkins
Laura Porter
Kristine Robinson
Andrew Davies
Mike James
Shekhar Deshpande
Christine Davies
Daniel Graney
Gerald Dudzik
Mark Davis
Nicholas Pepenelli
R.A. Robinson
Scott Basham
Patricia Gallagher
David Standig

                          Independent Directors

Scott Anderson
John Beletic

                                                          SCHEDULE III

                            Stockholders

Series A Perferred Stock

            AT&T Wireless PCS, Inc.                      786,252.64
                 Total                                   786,252.64

Series D Perferred Stock

           AT&T Wireless PCS, Inc.                       543,683.47
                Total                                    543,683.47

Class A Common Stock (previously Series C Preferred Stock)

          CB Capital Investors, L.P.                      12,270,744
          J.P. Morgan Investment Corporation               2,456,109
          Sixty Wall Street SBIC Fund, L.P.                  122,663
          Private Equity Investors III, L.P.               5,951,372
          Equity-Linked Investors-II                       5,951,372
          Toronto Dominion Capital (USA) Inc.              2,975,698
          First Union Capital Partners, Inc.               4,079,877
          DAG-Triton PCS, L.P.                             1,858,127
          Michael E. Kalogris                                115,000
          Steven R. Skinner                                   57,500
          John Beletic                                        23,000
          John Beletic and Anne Beletic, as JT TEN             9,200
          Cedar Grove Partners                                23,000
          Daniel Hopkins                                      23,000
               Total                                      35,916,663

Class A Common Stock (previously Common Stock)

          Michael Kalogris                                 2,513,875
          Michael Kalogris, Trustee                          423,828
          Steven Skinner                                   1,885,406
          David Clark                                        349,541
          Clyde Smith                                        181,055
          Michael Mears                                      120,347
          Stephen McNulty                                    120,347
          William Robinson                                    42,366
          Daniel Hopkins                                      42,366
          Laura Porter                                        42,366
          Kristine Robinson                                   42,366
          Andrew Davies                                       42,366
          Mike James                                          42,366
          Shekhar Deshpande                                   42,366
          Christine Davies                                    42,366
          Daniel Graney                                       42,366
          Gerald Dudzik                                       42,366
          Mark Davis                                          42,366
          Nicholas Pepenelli                                  42,366
          R.A. Robinson                                       42,366
          Scott Basham                                        42,366
          Scott Anderson                                      22,643
          John Beletic                                        22,643
          Patricia Gallagher                                  32,447
          David Standig                                       18,524
             Total                                         6,283,779

             Total Class A Common Stock                   42,200,442

Class B Non-Voting Common Stock (previously Series C Preferred Stock)

          J.P. Morgan Investment Corporation               7,820,268
          Sixty Wall Street SBIC Fund, L.P.                  390,559
             Total                                         8,210,827


                                                             SCHEDULE IV

                             Core Features

Below is a list and description of the Core Features that Licensee agrees to implement in accordance with Section 8.2 of this Agreement. These definitions are functional descriptions of the Core Features, and the parties agree that such Core Features shall be implemented using the Critical Network Elements identified in Schedule XI hereto. Licensee further agrees to implement additional features in accordance with Section
8.2 of this agreement.

1.   Call Delivery

     This capability permits a PCS customer to receive incoming calls to his or her phone while in his or her home market or while roaming in any part of the Licensees Wireless Network or the AWS Wireless network (together, the Mobile Wireless Network).

2.   Roaming - Do Not Disturb

     This capability permits a PCS customer, who would normally receive all incoming calls while visiting a Mobile Switching Center that is part of the Mobile Wireless Network, to temporarily inhibit the delivery of such calls. Activating this capability has no impact on calls via the roamer access ports.

3.  Call Forwarding

     A.   Call Forwarding Immediate

     This capability permits a PCS customer to send all incoming calls destined for the PCS customers PCS phone to another phone number specified by the PCS customer. Activating this capability has no impact on the PCS customers ability to originate calls. When this capability is activated, calls are forwarded regardless of whether the PCS customer is located within his or her local market or whether the customer is roaming outside of such local market.

     B.    Call Forwarding Busy

     This capability permits a PCS customer to send all incoming calls destined for his or her PCS phone to another phone number specified by the PCS customer when the PCS customer is engaged in a call.

     C.    Call Forwarding No Answer

     This capability permits a PCS customer to send all incoming calls destined for his or her PCS phone to another phone number specified by the PCS customer when the PCS customer does not answer or when the PCS customers PCS phone does not respond to a page.

4.   Call Waiting

     This capability permits a PCS customer to receive incoming call even though a call may already be in progress.

5.   Voicemail

     This capability forwards a PCS customers incoming calls which are not answered by the PCS customer, and for which no other explicit treatment has been activated (for example, those described in items above), to a voice storage and retrieval system. This capability also permits a PCS customer to subsequently retrieve messages from the PCS customers voice mail box.

6.   Three Way Calling

     This capability permits a PCS customer to add a third party to an active two party call.

7.   Message Waiting Indicator

     This capability is an enhancement to PCS voice mail, and provides the PCS customer with the current status of the number of unheard voice mail messages waiting in his or her PCS voice mail box.

8.   Calling Number Identification

     This capability identifies for the PCS customer either the telephone number or the stored name (in the PCS phone) of the person who is calling. It also permits a PCS customer to inhibit the ability of a person to whom PCS customer is placing a call from identifying either the telephone number or the name of such PCS customer who is placing the call.

9.   Wireless Office Service (WOS)

     A.    PCS/PBX Interworking

     This capability permits WOS customers to have just one published number that delivers all incoming calls to both the PCS and PBX phone.

     B.     Private Number Plan

     This capability permits a defined group of customers to call defined private network extensions by using an abbreviated unique dialing pattern (four digit dialing).

     C.     Private Networks

     This capability permits a WOS customer to have his or her own private or semiprivate PCS system.

     D.     Location ID

     This capability permits the PCS customer to identify the nature of the system (private, public, or residential) that the PCS customer is using, by displaying the systems name on the PCS phone.

10.  Sleep Mode

     This capability permits an IS 136 PCS phone to operate in a power savings mode when camping on an IS 136 system, thereby allowing the battery standby time to increase.

11.  PCS Messaging

     This capability will permit a caller to deliver both numeric and alphanumeric messages of up to eighty characters to an IS 136 PCS phone. If the PCS customer to whom the message has been delivered has his or her phone off or is not in the IS 136 coverage area, then messages are stored for future delivery.

     MessageFlash software permits alphanumeric messages to be sent from a computer via a standard modem to the customer.

     E-Mail messaging teleservice allowing an IS-136 phone to have an E-Mail address.

12.  Authentication

     This capability allows for the validation of the IS-136 phones identity.

     Text Dispatch Service permits people to call an operator (provided by or on behalf of the Company) and dictate a message which can then be converted to an alphanumeric message and delivered to the customer.


                                                               SCHEDULE V

A.   Genreal Minimum Buildout Plan (1)

     Phase I 4.4 Million pops (40% total pops) within 2 years of closing of the Securities Purchase Agreement.

               11 cities with 3.4 million pops.

               Buildout core metro area and suburbs.

               Greenville, South Carolina
               Spartanburg, South Carolina
               Richmond, Virginia
               Petersburg, Virginia
               Charlottesville, Virginia
               Columbia, South Carolina
               Florence, South Carolina
               Charleston, South Carolina
               Anderson, South Carolina
               Augusta, Georgia
               Roanoke, Virginia

               Over 600 miles of interstate and other primary and key secondary roads with an additional 1.0 million pops.

               I-95 Charleston to Savannah
               I-85 Atlanta to Charlotte borders
               I-95 Richmond to Fredericksburg
               I-64 Charlottesville to Williamsburg
               I-26/385 Greenville - Spartanburg to Charleston
               I-77 Columbia to Rockhill
               I-20 Atlanta border (Augusta) to Florence

(1) This section A constitues the minimum buildout plan for the PCS Territory; provided, that this Section A shall only cover the minimum buildout for that portion of the PCS Territory for which a separate minimum buildout plan is not specified in this Schedule V, as amended from time to time. All percentages of pops for any portion of the PCS Territory required to be covered under this Section A shall be measured separately, in accordance with this Section A, and shall exclude any pops required to be covered pursuant to any minimum buildout plan specified for any other portion of the PCS Territory in this Schedule V, as amended from time to time.

     PHASE II Additional 2.2 million pops (20% total pops) within 3-1/2 years of closing of the Securities Purchase Agreement.

                Key secondary cities and connecting highway corridors as defined by marketing and competitive situation.

     PHASE III  Final 1.8 million pops (17% total pops) within 5 years of closing of the Securities Purchase Agreement.

B.   Minimum Buildout Plan for Norfolk, Virginia BTA (2)

     1.4 million pops (80% of total pops) in the Norfolk, VA BTA within 5 years of closing of the Securities Purchase Agreement, With such minimum build-out bench marks within such five year period as shall be mutually agreed to by AT&T PCS and the company.

C. Minimum Buildout Plan for Athens, GA BTA and Each of Bryan County, GA, Chatham County, GA, Effingham County, GA and Liberty County, GA Within the Atlanta MTA, Collectively (3).

     PHASE I 206,000 pops (40% total Pops) within 2 years of closing of the Securities Purchase Agreement.

     PHASE II Additional 103,000 pops (20% total pops) within 3-1/2 years of closing of Securities Purchase Agreement.

     PHASE III Final 104,000 pops (20% total pops) within 5 years of closing of Securities Purchase Agreement.

(2) All percentages of pops for the Norfolk, Virginia BTA required to be covered under this Section B shall be measured only with respect to the Norfolk, VA BTA, in accordance with Section B.

(3) All percentages of pops for the Athens, GA BTA and each Bryan County, GA Chatham County, GA, Effingham County, GA and Liberty County, GA within the Atlanta MTA required to be covered under this Section C shall be measured only with respect to the Athens, GA BTA and such counties, in accordance with this Section C.

                                                            SCHEDULE VI

I.   From Washington MTA                       BTA Market Designator
     Charlotesville, VA                        B075
     Fredericksburg, VA                        B156
     Harrisonburg, VA                          B183
     Winchester, VA                            B479

II.  From Richmond MTA
     Danville, VA                              B104
     Lynchburg, VA                             B266
     Martinsville, VA                          B284
     Norfolk-Virginia Beach, Neport News,
       Hampton, VA                             B324
     Richmond, VA                              B374
     Roanoke, VA                               B376
     Stauton-Waynesboro, VA                    B430

III. From Knoxville MTA
     Kingsport, Johnson City, TN-Bristol VA    B229
     Middlesboro, TN                           B295

IV.  From Atlanta MTA
     Augusta, GA                               B026
     Savannah, GA (Beaufort, Hampton, Jasper,
       Bryan, Effingham, Chatham and Liberty
       Counties)                               B410
     Athens, GA                                B022

V.   From Charlotte MTA
     Anderson, SC                              B016
     Ashville-Hendersonville, NC               B020
     Charleston, SC                            B072
     Columbia, SC                              B091
     Fayetteville-Lumberton, NC                B141
     Florence, SC                              B147
     Goldsboro-Kinston, NC                     B165
     Greenville-Spartanburg, SC                B177
     Greenville-Washington, NC                 B176
     Greenwood, SC                             B178
     Hickory-Lenoir-Morgantan, NC              B189
     Jacksonville, NC                          B214
     Myrtle Beach, SC                          B312
     New Bern, NC                              B316
     Orangeburg, SC                            B335
     Roanoke Rapids, NC                        B377
     Rocky Mount-Wilson, NC                    B382
     Sumter, SC                                B436
     Wilmington, NC                            B478


                                                         SCHEDULE VII

                       Quality and Reporting Standards

General Overview

This Schedule VII sets out the Network and Reporting Standards with which Licensee shall comply pursuant to Section 8.2 of this Agreement. These Standards set out the network performance metrics and the process by which such metrics will be established, measured and reported. All metrics which represent a defined standard of quality for acceptable network operations have, or will have, specific targets which the Licensee must comply with in accordance with the following network standards.

I.  Network Standards

There are three categories of Network Standards: network quality (the Network Quality Category); system performance (the System Performance Category); and audio quality (the Audio Quality Category) (each hereafter referred to generally as a Category). For each Category of Network Standards, specific metrics have been identified to measure performance in each such Category. The detailed description of how to measure and interpret the metrics for each Category is set our in the following AWS documents (each referred to generally as a Network Standards Document).

     Network Quality Category: Document ES-4034. Revision 1.1 dated July 30, 1997 entitled Network Quality Scorecard User Guide (as referred to as the Network Quality Standards Document). This document is a collection of key network performance and traffic indicators (metrics) that are measured and reported on a regular basis. Included in this category, Licensee shall perform the ANS Consistency Test, as attached to this Schedule VII.

     System Performance Category: OSS draft document, Revision 0.7, dated June 17, 1997 entitled Key Metrics for System Performance Document (as referred to as the System Performance Standards Document). This document identifies the network-wide key metrics for Ericsson and Lucent switching systems, as well as cell sites, which will provide a high level assessment of the system.

     Audio Quality Category: Document PP-4027E, Revision 1.1, dated May 30, 1996 entitled, Audio Quality Measurement (AQM) (as referred to as the Augio Quality Standards Document). This document provides the basis for assessing the quality of RF transmission by describing the standards for performing audio quality measurements and the reporting of their results. AWS measures the metrics for the Audio Quality Category using the Radio Quality Scorecard. The Radio Quality Scorecard is comprised of performance statistics derived from driving the PCS system using the Buzzard tool or a tool with similar measurement and reporting capability.

These Network Standards Documents are collectively attached to this Schedule VII which, subject to the terms and conditions of this Agreement including, without limitation, this Schedule VII, is hereby incorporated into and forms a part of this Agreement. In the event of any inconsistency between any part of a Network Standards Document and the provisions of this Schedule VII, the provisions of this Schedule VII shall govern.

Notwithstanding anything else in the Agreement including, without limitation, this schedule VII, the parties acknowledge and confirm that the Network Standards Documents represent the standards and metrics currently identified by AWS as applicable to each Category. Target values for key quality related metrics are contained herein and Licensee agrees to comply with the specific metric target values as specified in Schedule VII.

In addition, the parties acknowledge and confirm that the Network Standards Documents are subject to revision and the Licensee shall comply with subsequent revisions to these Network Standards Documents, as well as with Call Center Quality Standards which will constitute an additional
Category once they are formally implemented, in accordance with Section
8.2 of this Agreement.

Set out below is a brief description of each Category of Network Standard and the currently established metrics for each such Category.

II.  Targets for Network Standards

Licensee shall meet the following targets for Key metrics which represent overall network and system quality. These targets are subject ot revision and shall be implemented in accordance with Section
8.2 of this Agreement.

     % Established Call: The percentage of call attempts to and from a mobile phone that result in a successful voice channel assignment. The target goal for this metric is 93%.

     % Dropped Calls: The percentage of established calls, as defined below, which terminate abnormally. The target, goal for this metric is a drop call rate of 1.7% or less.

     % Handoff Failures: The target goal for this metric is a handoff failure rate of 1.5%.

     Failure per Erang: The ratio of failed calls to carried traffic, where failed calls are measured utilizing switch counters for originating and terminating traffic and carried traffic is measure in erlangs.

     Switch Outage Time: The amount of time (in minutes) in a month when subscribers are impacted by a cellular switch outage. Target for this metric is 10 minutes per switch per year, with all ten minutes occuring the maintenance window between 12:00 am and 5:00 am.

     % Blocking - Cell Routes: Percentage of time all cellular traffic channels (voice paths in a trunk group) are unavailable within a given measurement interval. Target for this metric is 5%.

     % Blocking - Network Routes: Percentage of time all network traffic channels are unavailable within the measurement interval. Target for this metric is 5%.

     ANS Consistency Test: The percentage of successful ANS feature deliveries, based on the following sequence: feature activation/ deactivation (when applicable), test call, correct response, and call termination. The target goal for this metric is 96% for all ANS features. This target metric includes feature delivery failures due to call processing failures (i.e. call delivery, call origination, handoff failures, or dropped calls. These failures are estimated to be approximately 4%.).

III. Reporting Standards

Licensee agrees to comply with the reporting requirements as specified in the Network Standards Documents and as specified below.

     Except as specified Audio Quality Network Standards, Licensee will submit the metric reports required pursuant to this Schedule VII (the Results) to AWS no less than quarterly.

     With respect to Audio Quality Network Standards, Licensee shall only submit with less than 10,000 subscribers, Licensee shall only submit Results on a semi-annual basis.

     Licensee shall submit all Results by the fifteenth day of the month following the end of the applicable reporting period.

     Licensee will report the Results to AWS on an aggregated national basis; the aggregated national Results will reflect the distribution of the metric measured accross Licensees Territory. Licensee may also be required to provide a breakdown, by market, of any metric.


                                                              SCHEDULE IX

                             Capital Budgets

(To be agreed upon prior to Closing)

                        TRITON PCS, INCORPORATED
                      1999 Capital Budget Estimate

                            Buildout Summary

                                               POPS (Millions)   CELL SITES
Build Additional Primary Metro Cities              1.2              165
Interstate Highway Buildout                        Minimal          120
Secondary Markets Buildout                         1.0              150
                                                  ----------       -----
             TOTAL                                 2.2              435

                            Capital Summary

                                                 # Sites         Capital
New Cell Site @ $300,000                            150        $45,000,000
Co-Location @ $250,000                              250        $62,500,000
Rooftop Sites @ $250,000                             35         $8,750,000
                                                ---------     ------------
             TOTAL CELL SITES                       435       $116,250,000

Switch Software                                                 $2,567,000
Switch Maintenance Fees                                           $170,000
MCS ENI                                                           $768,000
                                                              ------------
             TOTAL SWITCH                                       $3,505,000

Spectrum Clearing                                                 $650,000
Cost Sharing                                                    $3,750,000
Engineering & Operations Capital                                $1,200,000
Office Capital                                                  $4,000,000
                                                              ------------
             TOTAL CAPITAL                                    $129,355,000